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                                                                     EXHIBIT 5.1


                          LOAN AND SECURITY AGREEMENT


      This Loan and Security Agreement is entered into as of January 31, 1997 between MLC GROUP, INC. ("Borrower"), a Virginia corporation, having its principal place of business at 11150 Sunset Hills Road, Suite 110, Reston, Virginia 20190, and HELLER FINANCIAL, INC., a Delaware corporation ("Lender").

                             PRELIMINARY STATEMENT:

      Borrower desires to borrow certain sums from Lender to be used to finance Borrower's leasing and/or lending activities of certain Eligible Equipment (this and all other capitalized terms are defined in Section 1.1 below) under an ongoing term loan facility. Lender is willing to provide such funds, subject to the terms and conditions set forth below.

                                   ARTICLE I

                                  DEFINITIONS

      1.1 DEFINITIONS. As used in this Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such definitions to be applicable both to the singular and plural terms defined):

            Acquisition Cost: all costs and expenses incurred by an End-User (in the case of installment/conditional sales contracts) or by Borrower (in the case of any Leases with Borrower as lessor) in connection with the acquisition of any Eligible Equipment, including, without limitation, sales or use taxes, freight or installation costs, and license fees, but excluding any deposits (including security deposits) or down/advance payments made by End-User.

            Advance: a loan which is part of the Facility.

            Agreement or Loan and Security Agreement: this Loan and Security Agreement, as amended or supplemented at any time.

            Amortization Schedule: a schedule approved by Lender for the repayment of each Advance.

            Approved Contract Term: without the prior written approval of Lender, a period of time not less than 18 months and not more than 60 months.

            Assignment: the assignment of Contracts, and any Lien applicable thereto in the form of Exhibit A executed by Borrower in favor of Lender.

            Bank: First Union Bank

            Borrower Event of Default: any of the Events of Default described in Section 8.1.

            Borrower Lien: a Lien on Collateral granted by an End-User to Borrower, which Lien has been assigned by Borrower to Lender pursuant to an Assignment.

            Borrower's Obligations: (i) all liabilities, obligations and covenants imposed upon Borrower pursuant to the terms of the Loan Documents, and (ii) all costs of litigation, collection, reasonable attorneys' fees and other costs expended or incurred in connection with a Borrower Event of Default.

            Business Day: any day other than (i) a Saturday, (ii) Sunday or
      (iii) other day on which The First National Bank of Chicago, Chicago, Illinois is closed.

            Casualty: an event in which any item of Facility Equipment or any portion thereof is lost, damaged (and such damage cannot reasonably be repaired by Borrower or an End-User of such Facility Equipment within 60 days), destroyed, stolen, confiscated, requisitioned or condemned regardless of cause.

            Casualty Payments: all proceeds of the Collateral which arise out of any Casualty, including, without limitation, insurance claims, tort claims, or reimbursement payments with respect to claims for indemnity.

            Certificate of Acceptance: a certificate of delivery and acceptance executed by an End-User pursuant to a Contract with respect to Facility Equipment, substantially in the form included in Schedule 4.1.2.
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            Closing: the execution by Borrower and Lender of the Loan
      Documents.

            Closing Certificate: a certificate in the form of Exhibit C executed by a Responsible Officer on behalf of Borrower.

            Closing Date: the date upon or as of which the Closing occurs.

            Collateral: the Property described in Section 3.2.

            Contract: (i) a lease of Eligible Equipment by and between Borrower, as lessor, and an End-User, as lessee, or (ii) a note and security agreement/conditional sale contract by and between Borrower, as secured party, and an End-User, as debtor.

            Contract Amendment Funding Amount: with respect to a Contract Amendment which Lender approves for an Advance pursuant to Section 2.5.2.5(a) (Amendment of Facility Contract Schedule to Incorporate Upgrades/Additions), an amount at Lender's discretion not to exceed the lesser of (i) One Hundred Percent (100%) of the present value of the aggregate increase in payments effected by the Contract Amendment which remains unpaid as of the applicable Disbursement Date, but excluding any such increase in payments which is past due, using a discount rate to determine such present value equal to the applicable Facility Rate, or
      (ii) one hundred percent (100%) of the Acquisition Cost for each item of Facility Equipment.

            Contract Event of Default: the Event of Default described in
      Section 8.3.1.

            Contract Funding Request: a request for an Advance in the form of Exhibit E delivered by Borrower to Lender, with all attachments as specified therein.

            Contract Payment Letter: a letter in substantially the same form as Exhibit F, and approved by Lender.

            Contract Proceeds: funds received by Borrower with respect to any Facility Contract or any Facility Equipment which is the subject of a Facility Contract.

            Default Rate: an annual rate equal to 2% plus the Facility Rate, as applicable.

            Default Rate Period: a period of time commencing on the date that Lender declares in writing to Borrower that a Borrower Event of Default has occurred and that the Default Rate is applicable and ending on the date that such Borrower Event of Default is cured or waived.

            Disbursement Date: any date on or after the Closing Date upon which the proceeds of any Advance are disbursed.

            Eligible Contract: a Contract (i) as to which the applicable Facility Funding Amount will not exceed the sum of $300,000.00 nor be less than $20,000.00 without the prior written approval of Lender, (ii) which conforms to credit underwriting standards which shall have previously been agreed to in writing between Borrower and Lender, and
      (iii) meets all of the requirements set forth in Section 5.9 and all subsections thereunder, and (iv) which is in all other respects acceptable to Lender.

            Eligible End-User: an End-User (i) which is not in bankruptcy or receivership or subject to a reorganization proceeding of any kind or insolvent, (ii) which is not in default or breach under any of the terms of the applicable Contract, and (iii) which, pursuant to underwriting standards jointly agreed upon in writing between Borrower and Lender, is a financially responsible and creditworthy commercial or institutional entity (other than a Governmental Body).

            Eligible Equipment: Computer, telecommunications as well as other
      Equipment:

            (i) which is new or used, and (ii) which is in good condition, repair and working order, and (iii) which is insured in the manner provided in the applicable Contract, and (iv) (A) which is owned by Borrower free and clear of all Liens except a Lender Lien or Permitted Lien, or (B) in which the End-User thereof has granted Borrower a security interest free and clear of all Liens except Permitted Liens, and (v) which is located within the continental United States, and (vi) which is subject to an Eligible Contract,

                   or

            (vii) which is otherwise approved by Lender.

            End-User: the end-user under a Contract.





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            Equipment: equipment which has been approved by Lender, free and clear of all liens and encumbrances except Permitted Liens, together with all substitutions and replacements for such equipment, and all accessories, attachments, parts, upgrades, features and peripheral equipment now or hereafter attached to or used in connection therewith.

            Event of Default: any Borrower Event of Default or Contract Event of Default.

            Evidence of Insurance: either (i) an original certificate of insurance, (ii) documentation sufficient to establish coverage under a previously approved policy of Borrower, or (iii) if approved in writing by Lender, evidence of self-insurance by an End-User under a Facility Contract.

            Facility: the Advances to be made by Lender to Borrower pursuant to
      Article II and Section 4.2.

            Facility Contract: an Eligible Contract which is subject to an Advance, along with all applicable related documentation. For the purposes of this Agreement, all references to a schedule under a Facility Contact shall be deemed to incorporate the terms and conditions of the related master Lease.

            Facility Equipment: any Eligible Equipment which is the subject of a Facility Contract.

            Facility Funding Amount: with respect to each Facility Contract which is proposed to be made the subject of an Advance, the lesser of (i) the present value of all payments due thereunder (with the exception of any residuals, security deposits, purchase options or down/advance payments made by End-User) for the Approved Contract Term of each such Facility Contract, using a discount rate to determine such present value equal to the Facility Rate, or (ii) One Hundred percent (100%) of the Acquisition Cost for each item of Facility Equipment.

            Facility Note: a promissory note in the form of Exhibit G executed by Borrower in favor of Lender in conjunction with each Advance.

            Facility Rate: with respect to each Advance, a fixed per annum interest rate equal to the sum of (i) the weekly average U.S. Treasury Constant Maturities for a Treasury Note having approximately an equal term as the weighted average term of the Contracts subject to the applicable Advance, as reported by the Federal Release for the calendar week immediately preceding a Disbursement Date, plus (ii) one of the following indices, as applicable:

                   2.50% for Eligible End-Users deemed by Lender to be
            non-investment grade whose related Facility Contract has a Facility Funding Amount of $100,000 or more; or

                   1.75% for Eligible End-Users deemed by Lender to be
            investment grade or equivalent whose related Facility Contract has a Facility Funding Amount of $100,000 or more; or .

                   3.00% for Eligible End-Users deemed by Lender to be
            non-investment grade whose related Facility Contract has a Facility Funding Amount of less than $100,000; or

                   2.25% for Eligible End-Users deemed by Lender to be
            investment grade or equivalent whose related Facility Contract has a Facility Funding Amount of less than $100,000.

            Federal Release: Federal Reserve Statistical Release No. H.15(519) under the caption "U.S. Government Securities/Treasury Constant Maturities" or any successor publication providing information as to the yields of Treasury Notes.

            GAAP: generally accepted accounting principles as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

            Good Funds: United States dollars available to Lender in Federal funds at or before 2:00 p.m. Chicago time on a Business Day.

            Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

            Guaranty: the continuing guaranty to be executed and delivered by MLC HOLDINGS, INC., substantially in the form of Exhibit M, as amended, supplemented or otherwise modified from time to time.

            Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

            Intangible Collateral: as defined in Section 3.2(b).





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            Lease: any lease agreement or master lease agreement pertaining to
      Eligible Equipment between Borrower, as lessor and another Person, as lessee.

            Lender Lien: the Lien on the Collateral granted by Borrower to Lender pursuant to Article III of this Agreement.

            Lien: any mortgage, deed of trust, hypothecation, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature of any of the foregoing.

            Loan Documents: this Agreement, the Notes, any Guaranties, the Assignments, the Contract Funding Requests, the Closing Certificate, UCC financing statements, and all other documents, instruments, and certificates executed by Borrower pursuant to this Agreement.

            Loan Repayment Amount: with respect to an Advance at any time, the aggregate unpaid principal of, and accrued interest (including any interest accrued at the Default Rate) computed in accordance with the Simple Interest Method, on such Advance.

            Lockbox: the arrangement with the Bank, who will act as the agent for collection of all remittances and proceeds due to Borrower from End-Users subject to Facility Contracts, and which shall be identified as follows:

                 ----------------------------------------------

            Lockbox Agreement: the agreement among Borrower, Lender and Bank, substantially in the form attached hereto as Exhibit D, which shall set forth the terms, conditions and provisions of the Lockbox.

            Make Whole Amount: the present value of the remaining and/or outstanding payments due under an Advance, computed using an interest rate equal to the sum of (i) the weekly average U.S. Treasury Constant Maturities for a Treasury Note having approximately an equal term as the weighted average term of the remaining payments due under such Advance, as reported by the Federal Release for the calendar week immediately preceding the payment to Lender of the Make Whole Amount, plus (ii) the applicable index (as set forth in the definition of Facility Rate) used by Lender at the time of the original Advance.

            Net Loss:

                   (a) the amount of the Loan Repayment Amount for a given
            Facility Contract, plus any and all reasonable and customary costs of repossession, retaking, storing, repairing, and refurbishing the Equipment, including reasonable attorneys' fees and expenses);

                                        less

                   (b) those amounts recovered, if any, by Borrower, whether
            from End-User, a guarantor, the resale or release of the Equipment, or otherwise, providing that all resale terms are subject to Lender's prior approval, which shall not be unreasonably withheld.

            Notes: the Facility Note executed in conjunction with each Advance.

            Permitted Liens: any of the following Liens: (i) the Lender Lien;
      (ii) the Contracts; (iii) any Borrower Lien; (iv) any Liens expressly subordinate to (i), (ii) and/or (iii) above; and (v) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or
      (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside adequate reserves on its books.

            Permitted Substitution: the substitution by Borrower of an Eligible Contract for a Facility Contract, in accordance with the provisions of
      Section 3.3.

            Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or Governmental Body.

            Property: all types of real, personal or mixed property and all types of tangible or intangible property.

            Remarketing Period: a 90-day period commencing from the date Borrower is required to prepay the unpaid portion of an Advance.





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            Replacement Contract: a Facility Contract which is created by the terminating of an existing Facility Contract and financing a portion of the Eligible Equipment on a new Facility Contract.

            Responsible Officer: any of the Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or Executive Vice President of Borrower.

            Treasury Notes shall mean unsecured promissory notes issued, from time to time, as an obligation of the United States Government by the Secretary of the Treasury in various denominations and with stated maturity dates from the date of issue.

            UCC: the Uniform Commercial Code.

            U.S. Treasuries Constant Maturities: as defined in the Federal Release.

      1.2 TIME PERIODS. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." All references in this Agreement and the other Loan Documents to "month," "quarter" or "year" shall be deemed to refer to a calendar month, quarter or year.

      1.3 ACCOUNTING TERMS. Unless otherwise specified in this Agreement, all accounting terms used herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP.

      1.4 REFERENCES. All references in this Agreement to an "Article," "Section," "subsection," "subparagraph," "clause," "Schedule" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause, Schedule or Exhibit, as applicable, of or to this Agreement.

      1.5 LENDER'S DISCRETION. Whenever the terms "satisfactory to," "determined by," "acceptable to," "shall elect," "shall request," or similar terms are used in this Agreement or any of the other Loan Documents to apply to Lender, except as otherwise specifically provided herein or therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to, or requested by, Lender, in its sole, but commercially reasonable, discretion.

      1.6 STATEMENTS AS TO KNOWLEDGE. Any statements, representations or warranties which are based upon the best knowledge of Borrower shall be deemed to have been made after due inquiry with respect to the matter in question.

                                   ARTICLE II

                     FACILITY AND PAYMENT/PREPAYMENT TERMS

      2.1 THE TERM FACILITY: The Facility is one or more limited recourse Advances made by Lender from time to time at its sole discretion to fund Eligible Contracts, subject to the provisions of Article II and Section 4.2. Notwithstanding anything contained herein to the contrary, the maximum amount outstanding under the Facility at any one time shall not exceed Five Million Dollars ($5,000,000.00). Borrower shall be entitled to reborrow any portion of the Facility which is repaid or prepaid.

      2.2 TERMINATION OF FACILITY. Upon not less than sixty (60) days' prior notice, either party may notify the other of its intention not to seek/provide any further financing hereunder; provided, however, that notwithstanding the foregoing, all of Borrower's Obligations shall survive any expiration or termination of this Agreement and/or the termination of any Facility Contract.

      2.3 INTEREST RATE, COMPUTATION. Each Advance shall be indicated by a Facility Note, which shall bear interest at the Facility Rate noted thereon, which shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged.

      2.4 PAYMENTS. Borrower, at its sole cost and expense, shall be responsible for the billing and collecting of the payments due under any Contract(s). All billing with respect to Facility Contracts shall be accomplished by separate invoices (i.e., not included in invoices to the same End-User for rentals or other payments due under any other agreement between Borrower and End-User), and shall direct the End-Users to forward all Facility Contract remittances (including, but not limited





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to rents, renewal rents and Casualty Payments) to the Lockbox, which shall be subject to the Lockbox Agreement. The fees and expenses of such Lockbox shall be payable by Borrower. If the underlying End-Users in an Advance have a single due date, Borrower shall pay to Lender the amounts due under the related Facility Contracts within 15 days from such due date, whether or not such amounts have been remitted by the respective End-Users. If the underlying End-Users in an Advance have multiple due dates, Borrower shall pay to Lender the amounts due under the related Facility Contracts by the 10th of the following month, whether or not such amounts have been remitted by the respective End-Users. All payments made pursuant to this subsection 2.4 shall be applied first, to accrued and unpaid interest then due Lender calculated at the Facility Rate through the last date of such immediately preceding month, and second, to principal due Lender on the applicable Advances until paid in full. In the event (i) Borrower fails to perform the foregoing billing and collecting duties in a manner satisfactory to Lender in its sole discretion, or
(ii) of a Contract Event of Default which remains uncured for more than ninety
(90) days, then Lender may terminate Borrower's authorization under this subparagraph (in the event of a Contract Event of Default, such termination shall only relate to the specific Contract in default). Fees and expenses (including late charges) shall be accounted for separately and invoiced directly to the Borrower. In the event Borrower advances amounts to Lender which are in excess of the amounts due, Lender agrees to return such amounts.

      2.5   PREPAYMENT.

            2.5.1 VOLUNTARY PREPAYMENT. No voluntary prepayment by Borrower of any Advance(s) shall be permitted.

            2.5.2  MANDATORY PREPAYMENT.

                   2.5.2.1 Termination of Contract due to End-User Buyout. If an End-User voluntarily terminates a Facility Contract before its scheduled expiration by exercising an option to purchase the Facility Equipment, Borrower shall prepay the associated Advance within ten (10) Business Days of such termination by paying to Lender the sum of:

                   (i) the greater of (x) the Loan Repayment Amount with respect to such Advance, or (y) the applicable Make Whole Amount with respect to such Advance,

                                      plus

                   (ii) a premium equal to one percent (1%) of the applicable amount set forth in (i) above.

                   Notwithstanding the foregoing, if Borrower elects to
            exercise its right of Permitted Substitution with respect to such terminated Facility Contract, neither the Loan Repayment Amount, the Make Whole Amount nor the one percent premium shall be payable with respect thereto.

                   2.5.2.2 Casualty. If any Equipment subject to an Advance is lost or damaged, and cannot be repaired or replaced with substantially similar Equipment by the date set forth in the applicable Contract or, in the absence of such date, the first due date occurring not less than sixty (60) days after such loss or damage, Borrower shall prepay the associated Advance within ten
            (10) Business Days thereafter by paying to Lender the Loan Repayment Amount with respect to such Advance and, to the extent Borrower is able to collect sufficient proceeds from the insurance carrier and/or the End-User, an amount to additionally reimburse Lender for costs incident to breaking its corresponding debt, which shall not exceed three percent (3%) of the principal amount prepaid, and which shall be evidenced by a certificate prepared by Lender showing, in reasonable detail, the calculation of such costs. Other than the foregoing, no additional amounts shall be payable in respect to a mandatory prepayment made pursuant to this subsection.

                   2.5.2.3 Contract Event of Default. If Borrower prepays an Advance pursuant to Section 8.3.3 with respect to a Contract Event of Default, only the Loan Repayment Amount shall be due and payable by Borrower to Lender in connection with any such prepayment.

                   2.5.2.4 Early Termination without End-User Buyout. If a Facility Contract is voluntarily terminated by a End-User prior to the scheduled expiration, without the exercise of a purchase option, Borrower shall prepay the associated Advance within thirty
            (30) days of such event by paying to Lender the sum of:





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                   (i)   the greater of (x) the Loan Repayment Amount with
                         respect to such Advance, or (y) the applicable Make Whole Amount with respect to such Advance,

                                      plus

                   (ii) a premium equal to one percent (1%) of the applicable amount set forth in (i) above.

                   Notwithstanding the foregoing, if Borrower elects to
            exercise its right of Permitted Substitution with respect to such terminated Facility Contract, neither the Loan Repayment Amount, the Make Whole Amount nor the one percent premium shall be payable with respect thereto.

                   2.5.2.5 Upgrades and Additions. Borrower may agree with an End-User under a Facility Contract that the Equipment subject to such Contract shall be upgraded or that additional Eligible Equipment should be added, resulting in a new Facility Contract or replacement Facility Contract.

                         (a) Amendment of Facility Contract Schedule to Incorporate Upgrades/Additions. If Borrower and such End-User amend such Facility Contract to increase the payments payable thereunder in consideration of such upgrade or addition, Borrower may request that Lender finance the additional Contract Proceeds arising under such amendment (the "Contract Amendment") attributable to such increase in payments. Not later than ten (10) Business Days after such request, Lender shall give Borrower written advice as to whether Lender, in its sole discretion, has elected to finance such additional Contract Proceeds. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined to finance such additional Contract Proceeds and shall so advise Borrower in writing. If Lender agrees to finance such additional Contract Proceeds, Lender shall, subject to satisfaction of the conditions precedent set forth in Section 4.2, make an Advance in an amount equal to the Contract Amendment Funding Amount. The Disbursement Date with respect to such Advance shall be a date agreed upon in writing by Lender and Borrower. If Lender agrees to make such an Advance, the Contract Amendment shall be considered a "Facility Contract" for all purposes of this Agreement. If Borrower finances such upgrades or additions through a source other than Lender and does not prepay in accordance with this Section, Borrower covenants and agrees that any security interest granted to a source other than Lender shall not conflict with or prime Lender's security interest.

                         (b) Termination of Contract Schedule/Execution of a Replacement Contract. If Borrower and such End-User agree that the Equipment subject to a Facility Contract shall be upgraded, and agree to terminate the related Facility Contract and enter into a Replacement Contract schedule incorporating a portion of the existing Equipment and the upgrade/additional Equipment, Borrower may request that Lender finance the Replacement Contract. Not later than ten
                   (10) Business Days after such request, Lender shall give Borrower written advice as to whether Lender, in its sole discretion, has elected to finance such Replacement Contract. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined to finance such additional Contract Proceeds and shall so advise Borrower in writing. If Lender agrees to finance such Replacement Contract, Borrower shall pay to Lender the Loan Repayment Amount with respect to the existing Facility Contract, and Lender shall, subject to satisfaction of the conditions precedent set forth in Section 4.2, make an Advance in an amount equal to the lesser of (i) the present value of all payments due thereunder (with the exception of any residuals, security deposits, purchase options or down/advance payments made by End-User) for the Approved Contract Term of each such Facility Contract, using a discount rate to determine such present value equal to the Facility Rate, or (ii) the sum of (A) One Hundred percent (100%) of the Acquisition Cost for each item of Facility Equipment that was not previously subject to the existing Facility Contract and (B) the Loan Repayment Amount with respect to the existing Facility Contract. The Disbursement Date with respect to such Advance shall be a date agreed upon in writing by Lender and Borrower. If Lender agrees to make such an Advance, the Replacement Contract shall be considered a "Facility Contract" for all purposes of this Agreement.

                         If Lender elects not to finance a Replacement Contract
                   pursuant to this Section, Borrower may give Lender not less than ten (10) Business Days prior notice of its intention to prepay the Advance made to finance the Facility Contract. Borrower shall, prior to the next Facility Contract due date, pay the Loan





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                   Repayment Amount with respect thereto. Only the Loan
                   Repayment Amount shall be payable in respect of an optional prepayment made pursuant to this Section.

            2.5.3 INVOLUNTARY PREPAYMENT. Any prepayment of the Advances received by Lender resulting from the exercise by Lender of any remedy available to Lender subsequent to the occurrence of a Borrower Event of Default and the acceleration of Borrower's Obligations shall be deemed to be a mandatory prepayment, and the sum of:

                   (i) the greater of (x) the Loan Repayment Amount with respect to such Advance, or (y) the applicable Make Whole Amount with respect to such Advance,

                                      plus

                   (ii) a premium equal to one percent (1%) of the applicable amount set forth in (i) above.

      shall be payable with respect thereto.

      2.6 LATE CHARGES; DEFAULT RATE. If any payment of principal or interest to be made by Borrower to Lender under the Facility becomes past due for a period of 10 days, Borrower shall pay to Lender on demand a late charge of one and one-half percent (1.5%) of the amount of such overdue payment. In addition, during a Default Rate Period, Borrower's Obligations pertaining to the Facility shall bear interest at the Default Rate.

      2.7 PAYMENT AFTER BORROWER EVENT OF DEFAULT. Upon the occurrence and during the continuation of a Borrower Event of Default, all Contract Proceeds pertaining to Facility Contracts and/or Facility Equipment shall be applied by Lender in such commercially reasonable manner as Lender shall determine.

      2.8 MAXIMUM INTEREST. Notwithstanding any provision to the contrary herein contained, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law. Lender and Borrower have agreed that the interest laws of the State of Illinois shall govern the relationship between them, but in the event of a final adjudication to the contrary, nunc pro tunc, Borrower shall be obligated to pay to Lender only such interest as then shall be permitted by the applicable laws of the State found to govern the contract relationship between Lender and Borrower. All interest found in excess of that rate of interest allowed and collected by Lender shall be applied to the Advances in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

      2.9 METHOD OF PAYMENT; GOOD FUNDS. All payments which are to be made by Borrower to Lender pursuant to the Loan Documents shall be made by wire transfer to BANK OF AMERICA, 231 South LaSalle Street, Chicago, Illinois 60697; ABA #071000039, Heller Financial, Inc., Acct. #74-21753, Phone Advice to Product Credit Manager -- LPG and to Product Business Manager -- LPG:
630-916-1116. Payment shall not be deemed to be received until Lender is in receipt of Good Funds.

                                  ARTICLE III

                            NOTES; SECURITY INTEREST

      3.1 NOTES. Borrower's Obligations described in clause (i) of the definition of such term shall be evidenced by the Notes.

      3.2 GRANT OF SECURITY INTEREST. As security for the payment and performance of Borrower's Obligations, Borrower hereby grants to Lender a Lien in the following described collateral (the "Collateral"), such Lien to be superior and prior to all other Liens other than Permitted Liens:

            (a) Facility Equipment. All of Borrower's right, title and interest (including any residual interest) in and to the Facility Equipment.

            (b) The Contracts. All chattel paper and Contracts pertaining to any Facility Equipment, including, without limitation, all of Borrower's right, title and interest in, to and under each Facility Contract relating to each item of Facility Equipment and the right to receive all payments thereunder (collectively, the "Intangible Collateral").

            (c)    Lockbox and Lockbox Agreement. The Lockbox and Lockbox
      Agreement.

            (d) Books and Records. All of the books and records of Borrower pertaining to the Property described in subparagraphs (a) - (c) above.

            (e) Proceeds. All attachments, additions, accessions, upgrades, accessories and replacements pertaining to the items described in subparagraphs (a) through (d) above, as applicable, including all cash and non-cash proceeds (including Casualty Payments and other insurance proceeds) pertaining thereto.

      All of the Collateral assigned to Lender hereunder shall secure the payment and performance of all of Borrower's Obligations, and whether now existing or in the future; provided, however, that upon the payment and performance in full of all of Borrower's Obligations with respect to a Facility Contract (or the exercise of a Permitted Substitution with respect thereto), the Loan Documents applicable to such Facility Contract and such Facility Equipment shall automatically terminate and Lender shall execute and deliver to Borrower such UCC termination statements and other instruments as may be necessary to release the applicable Lender Lien(s) in the related Collateral.

      3.3 SUBSTITUTION OF CONTRACTS. Within Ninety (90) days after a Contract Event of Default occurs, or immediately in the event of a prepayment by an End-User with respect to a Facility Contract, or with the prior, written agreement of Lender, in addition to any other remedy available hereunder to Borrower with respect thereto, Borrower may substitute another Eligible Contract for an existing Facility Contract ("Existing Facility Contract"), provided (i) that the present value (determined using a discount rate which is equal to the Facility Rate which is applicable to the Existing Facility Contract) of the payments remaining under such Substitute Contract, is equal to or greater than the present value (calculated as described above) of the remaining payments of such Existing Facility Contract, including any payments which are past due under such Existing Facility Contract; and (ii) that the number of payments remaining under such Substitute Contract equals or exceeds the number of payments remaining under the Existing Facility Contract. If such substitution occurs as a result of a Contract Event of Default, such substitution shall be deemed to cure such Contract Event of Default. As a precondition to any Permitted Substitution, Lender shall have the right to verify the existence and terms of such Substitute Contract with the applicable End-User.

                                   ARTICLE IV

                        CONDITIONS OF CLOSING; ADVANCES

      4.1 CONDITIONS OF CLOSING. The Closing shall not take place unless all of the conditions set forth in this Section 4.1 have been satisfied in a manner, form and substance satisfactory to Lender:

            4.1.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects.

            4.1.2 DELIVERY. The following shall have been delivered to Lender, each duly authorized and executed:

                   (a) the Agreement, with all Exhibits and Schedules; the Guaranty;and the Closing Certificate;

                   (b) a certificate of the Secretary or an Assistant Secretary of Borrower in the form of Exhibit H, with all attachments noted therein;

                   (c) a certified copy of the forms of Contract used by Borrower, to be attached to the Agreement as Schedule 4.1.2;

                   (d)   the Lockbox Agreement;

                   (e) a true and correct copy of Borrower's contingent insurance policy, as set forth in Section 6.10; and

                   (f) such additional instruments, documents, certificates, consents, financing statements, waivers and opinions as Lender reasonably may request, including, but not limited to, a Trust Agreement substantially in the form of Exhibit N hereto, in the event that Borrower will be retaining possession of any original master leases comprising Facility Contracts.

            4.1.3 SECURITY INTERESTS. All UCC financing statements, including UCC-1(s) naming Borrower as debtor and Lender as secured party to be filed where applicable, using the collateral description substantially in the form attached hereto as Exhibit B, shall have been executed and forwarded to Lender for filing.

            4.1.4  OPINION OF COUNSEL. Lender shall have received from MICHAEL
      E. GELTNER, ESQ., counsel to Borrower, an opinion dated the Closing Date, addressed to Lender substantially in the form of Exhibit I and acceptable to Lender.

            4.1.5 PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with prior to or at the Closing Date.

            4.1.6 APPROVAL OF LOAN DOCUMENTS AND SECURITY INTERESTS. The approval and/or consent shall have been obtained from all Governmental Bodies and all other Persons whose approval or consent is necessary or required to enable Borrower to (i) enter into and perform its obligations under the Loan Documents, (ii) grant to Lender the Lender Lien and (iii) consummate the Advances.

            4.1.7 MATERIAL ADVERSE CHANGE. Since the issuance of Borrower's most recent fiscal year-end financial statements, no event shall have occurred which has a material adverse effect on (i) the financial condition, Property, business, operations, ownership, structure, prospects or profits of Borrower, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or (iii) the Collateral.

      4.2   PROCEDURES FOR AND CONDITIONS TO ADVANCES

            4.2.1 DISCRETIONARY BORROWING/LENDING. NOTWITHSTANDING THE OTHER PROVISIONS OF THIS AGREEMENT, ADVANCES SHALL BE MADE ONLY WHEN BOTH (i) BORROWER, IN ITS SOLE DISCRETION, DESIRES TO BORROW MONEY FROM LENDER, AND (ii) LENDER, IN ITS SOLE DISCRETION, DESIRES TO LOAN MONEY TO BORROWER; IT BEING AGREED THAT THIS AGREEMENT SHALL NOT BE CONSTRUED AS IMPOSING ANY DUTY ON BORROWER TO BORROW FROM LENDER, NOR ANY DUTY ON LENDER TO LOAN TO BORROWER. IN CONSTRUING THE PURPOSE AND INTENT OF THIS AGREEMENT, THIS SECTION 4.2.1 SHALL TAKE PRECEDENCE OVER ALL OTHER PROVISIONS.

            4.2.2 PROCEDURE FOR ADVANCE(S). Subject to the satisfaction of the terms and conditions set forth in this Section 4.2, on or after the Closing Date Borrower may request Lender to disburse the proceeds of any Advance as set forth by Borrower in the related Contract Funding Request. The Contract Funding Request shall specify: (A) the date such Advance is to be made, which shall be (i) a Business Day not less than 2 Business Days after the delivery to Lender of such Contract Funding Request, or
      (ii) with respect to any Advance requiring Lender's written approval, a Business Day not less than 5 Business Days after the delivery to Lender of such Contract Funding Request, and (B) the amount of Advance, which shall not exceed the applicable Facility Funding Amount, and without the written consent of Lender, be not less than $250,000.00. Lender shall not be obligated to make any Advance (i) if an Incipient Default or Event of Default exists or will occur if the requested Advance is made, (ii) any more frequently than twice each month under the Facility, or (iii) with respect to any Contract which Lender determines is not an Eligible Contract or for an End-User which Lender determines is not an Eligible End-User.

            4.2.3 CONDITIONS OF ADVANCES. The obligation of Lender to disburse any Advances on or after the Closing Date shall be subject to the satisfaction of all of the conditions set forth in this Section 4.2 in a manner, form and substance satisfactory to Lender, including the following:

                   4.2.3.1 REPRESENTATIONS AND WARRANTIES. On the date of such Advance, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects. Lender shall have the right, as a precondition to any Advance made more than one year after January 31, 1997, to require updated evidence of Borrower's and Borrower's officers' authority to execute Advance documentation, and to require ratifications of the Guaranty.

                   4.2.3.2 DELIVERY OF DOCUMENTS. In addition to the documents previously delivered to Lender pursuant to Section 4.1, the following shall have been delivered to Lender, each duly authorized and executed:

                         (a) the Contract Funding Requests for the Advances to be made, with all attachments noted therein;

                         (b) such additional instruments, documents, certificates, consents, financing statements, waivers and opinions as Lender reasonably may request.

                   4.2.3.3 SECURITY INTERESTS. All UCC financing statements, including, but not limited to:

                         (a) in the case of Facility Contracts under which Borrower is deemed by Lender to be the owner of the Equipment, UCC-1(s) naming Borrower as debtor, and Lender as secured party, to be filed where the Equipment is located and at Borrower's principal place of business,

                         (b) UCC-1(s) naming End-User as debtor or lessee, and Borrower as secured party or lessor, to be filed in the state(s) where the Equipment is located,

                         (c) In the event that Lender has not been named as assignee on the UCC-1(s) referred to in subsection 4.2.3.3(b), UCC-3(s), as required, naming Lender as assignee to be filed in the jurisdiction(s) where the UCC-1(s) referred to in subsection 4.2.3.3(b) are filed, and

                         (d) all other filings and actions necessary to perfect and maintain the Lender Lien as a valid and perfected Lien in the Collateral,

                   shall have been filed and confirmation thereof received by Lender, except with respect to the filings set forth in subsections (a) and (c) hereof, which shall have been executed and forwarded to Lender for filing.

                   4.2.3.4 ADDITIONAL CONDITIONS. Borrower shall have re-satisfied the conditions set forth in Sections 4.1.5 (Performance; No Default), 4.1.6 (Approval of Loan Documents and Security Interests), and 4.1.7 (Material Adverse Change) with respect to the requested Advance(s).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants to Lender as follows:

      5.1 ORGANIZATION, POWER, AUTHORITY, ETC. Borrower (i) is duly organized, validly existing and in good standing under the laws of the State of Virginia, (ii) is qualified to do business in every jurisdiction in which the character of the Property owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude Borrower from enforcing its rights with respect to any Facility Contract or Facility Equipment or would expose Borrower to any material loss or liability, (iii) has the power and authority to carry on its business, (iv) has the power and authority to execute and perform this Agreement and the other Loan Documents, and (v) has duly authorized the execution, delivery and performance of this Agreement and the other Loan Documents.

      5.2 VALIDITY, ETC., OF LOAN DOCUMENTS. This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles (whether or not any action to enforce such document is brought at law or in equity). The execution, delivery and performance of the Loan Documents by Borrower (i) has not violated and will not violate any provision of law, any order of any Governmental Body, or the Certificate of Incorporation or Bylaws of Borrower (or the equivalent of the foregoing if Borrower is not a corporation), or any indenture, agreement or other instrument to which Borrower is a party, (ii) is not in conflict with, will not result in a breach of or, with the giving of notice, or the passage of time, or both, will not constitute a default under any such indenture, agreement or other instrument, and (iii) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the Property of Borrower, except for Permitted Liens.

      5.3 OTHER AGREEMENTS. Borrower is not a party to any agreement or instrument materially adversely affecting its present or proposed business, properties, or assets, and Borrower is not in default in the performance, observance or fulfillment of any material obligation, covenant or condition set forth in any agreement or instrument to which it is a party, which default would have a material adverse effect on the ability of Borrower to consummate any of the transactions contemplated by the Loan Documents or to perform any of its obligations under any of the Loan Documents.

      5.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of Borrower and its chief executive office are at 11150 Sunset Hills Road, Suite 110, Reston, Virginia 20190. Borrower has not done business under any name other than MLC GROUP, INC., MLC HOLDINGS, INC., MLC FEDERAL, INC., and MUNICIPAL LEASING CORPORATION.

      5.5 PRIORITY. The Lender Lien is subject to no prior Liens other than Permitted Liens, and all Borrower Liens have been or will be assigned to Lender pursuant to an Assignment.

      5.6 FINANCIAL STATEMENTS. Borrower has delivered to Lender the financial statements described on Schedule 5.6. Such financial statements present fairly the financial condition and results of operations of Borrower as of the dates and for the periods indicated therein. All of the foregoing financial statements, except as otherwise indicated therein, have been prepared in accordance with GAAP.

      5.7 LITIGATION. Except as set forth in Schedule 5.7, there are no actions, suits, arbitrations, proceedings or claims (whether or not purportedly on behalf of Borrower) pending or to the best knowledge of Borrower, threatened, against Borrower or maintained by Borrower, at law or in equity or before any Governmental Body which, if adversely determined, would have a material adverse effect on the ability of Borrower to consummate any of the transactions contemplated by the Loan Documents or perform any of its obligations under any of the Loan Documents.

      5.8 NECESSARY PROPERTY. Borrower has all necessary rights in its Property (including all patents or trademarks) which are necessary to conduct the business of Borrower as now conducted.

      5.9 VALIDITY AND ENFORCEABILITY OF CONTRACTS. At the time a Contract is assigned to Lender (and thereupon becomes a Facility Contract) and, unless expressly limited to that point in time, at all future times with respect to each of the Facility Contracts, all rights assigned as part of the Facility Contracts, including without limitation all Facility Equipment covered thereby:

            (i) Any modifications of a Contract from the form approved by Lender, as attached to this Agreement as part of Schedule 4.1.2, are identified in the Contract by amendment or conspicuous markings, letterings or title heading (e.g. "Additional Provisions"), and the existence of such modifications are noted by Borrower in the related Contract Funding Request; all Contracts have been originated by Borrower as either lessor or secured party, or the Borrower has a valid assignment of a Contract originated by a third party acceptable to Lender; all Contracts arise from a bona fide non-cancellable contract for Eligible Equipment with an Eligible End-User for an Approved Contract Term; and all Equipment described in the Contracts is in all respects in accord with the requirements of the Contracts and has been delivered to and unqualifiedly accepted by the End-User thereunder; unless specifically agreed to by Lender in writing, none of the Equipment, after delivery and acceptance by the End-User, is a fixture under the applicable laws of any state where such Equipment is or may be located nor is located outside the United States;

            (ii) All Contracts and related Equipment comply with all applicable laws and regulations, including, without limitation, interest/usury, truth-in-lending and disclosure laws; all Contracts are genuine, valid, binding and enforceable in accordance with their terms, accurately describe the related Equipment and the Payments due under the Contracts, and are in all respects what they purport to be; all Contracts, the related Equipment and all proceeds thereof are not subject to any lien, claim or security interest except the interest of the End-User, which shall be assigned to Lender contemporaneously herewith, and Permitted Liens; and all Contracts, and related rights, agreements, documents and instruments are assignable to Lender without notice to or consent of any person, including without limitation, any End-User or any Governmental Body or agency and no such assignment will delegate, create or impose any duty, obligation or liability on Lender;

            (iii) At the time of Borrower's assignment of the Contracts, or simultaneously therewith, Borrower has (A) good title to all of the Contracts, including the right to receive the payments due thereunder,
      (B) either good title to or a first, prior and perfected lien in all related Equipment; (B) all legal power, right and authority to sell the Contracts and grant the security interest described herein to Lender; (C) not sold, transferred, encumbered, assigned or pledged any part of the Contracts or related Equipment to any other Person; and (D) paid in full all vendors of the Equipment subject to the Contracts;

            (iv) All counterparts of all Contracts have been clearly marked to indicate that only one thereof is the "Original" and assignable, and such counterpart shall be the counterpart delivered to Lender at the time of Borrower's assignment of the Contract;

            (v) Except for any master leases, Borrower has provided Lender with an original of all material agreements entered into in connection with the Contracts, and the Equipment related to such Contracts; the Contract constitutes the entire agreement and there are no oral representations, warranties or agreements related thereto; the Contracts employ substantially standard pricing and documentation (including, without limitation, provisions concerning payment terms, assignment, maintenance, termination, renewal, insurance and stipulated loss provisions) which have been approved by Lender; the Contracts contain no purchase option to the End-User which has not been disclosed in writing to Lender;

            (vi) Each party to each Contract has all the legal capacity, power and right required for it to enter into such Contract and any supplemental agreements, and to perform its obligations thereunder; all such actions have received all corporate or governmental authorization required by any applicable charter, by-law constitution, law, rule or regulation;

            (vii) None of the following existed at the time of Borrower's assignment to Lender of the Contracts: (i) any payment owing with respect to any Contract is past due more than ten (10) days, unless due to the fixed payment dates of the Contract which occurred prior to acceptance, the first payments were not billed until acceptance, (ii) any End-User is otherwise in default under a Contract, or (iii) any End-User has canceled or terminated or given notice of or attempted to cancel or terminate any Contract;

            (viii) There exist no setoffs, abatements, recoupments, claims, counterclaims or defenses on the part of any End-User under the Contracts to any claims against or obligations of any End-User thereunder, nor do the Contracts by their terms give rise to any such right of setoff, abatement, recoupment, claims, counterclaims or defenses against Borrower or assignee of Borrower;

            (ix) Borrower has not done anything that might impair the value of the Contracts or any Equipment covered by the Contracts;

            (x) All sales, gross receipts, property or other taxes, assessments, fines, fees and other liabilities relating to the Contracts, the related Equipment, or the proceeds thereof have been paid when due and all filings in respect of any such taxes, assessments, fines, fees and other liabilities have been, or will be, timely made;

            (xi) Borrower is not in default which has continued beyond any applicable grace periods or cure rights of any of its obligations under the Contracts, including without limitation, any obligation to repair, maintain or replace any Equipment or to provide service as provided in the Contracts;

            (xii) The Contracts have not been altered, modified, changed or amended except as such alterations, modifications, changes or amendments are set forth in writing and provided to Lender prior to Borrower's assignment of the Contracts; nor will Borrower agree to any alterations, modifications, changes or amendments after Borrower's assignment without Lender's prior written consent;

            (xiii) At the time of Borrower's assignment of the Contracts, no amounts have been prepaid on the Contracts except advance payments which are required by the express written terms of the Contracts;

            (xiv) Borrower has not withheld any information or material facts in connection with any Contracts or Equipment which would make any information furnished to Lender misleading and Borrower has no knowledge of any Contract Event of Default or of any fact which may impair the validity, value or enforceability of any Contract or Equipment;

            (xv) To the best of Borrower's knowledge, any credit information provided to Lender by Borrower with respect to any End-User is true and correct in all material respects;

            (xvi) All Equipment covered by the Contract (A) to the best of Borrower's knowledge, is in good condition and repair and suitable for the purposes for which it is intended; (B) is covered by comprehensive physical damage insurance for the full insurable value thereof, unless otherwise mutually agreed to by Borrower and Lender, and, if applicable, general public liability coverage. Borrower has been named as a "Loss Payee" and, if applicable, as an "Additional

      Insured" on any policies procured by the End-User. Said insurance is in full force and effect, and has not lapsed or been cancelled by the End-User or the respective insurers;

            (xvii) The Contract, by its terms, does not permit cancellation or termination prior to the full term indicated for such Contract;

            (xviii) Borrower has not breached any material representation, warranty or guarantee under the Contract or any agreement, document or instrument related thereto;

            (xix) Upon recording financing statements with respect to the Contracts and the related Equipment, and Lender's possession of the original chattel paper with respect thereto, Lender's security interest therein shall be perfected and shall have priority over all other liens, claims, rights of other persons and security interests with respect thereto; and

            (xx) Borrower has not filed any UCC-1 or other document in the public records against any End-User or End-User Guarantor concerning any proposed Facility Contract or Equipment EXCEPT those which have been disclosed and either assigned or subordinated to Lender's interest in the Facility Contracts and the related Equipment and Proceeds, and there are no other UCC-1's or other public record filings concerning any part of any Facility Contracts or Equipment whether executed by or in favor of Borrower.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

      Borrower covenants and agrees with Lender as follows:

      6.1 PAYMENT OF BORROWER'S OBLIGATIONS. Borrower shall pay and perform all of Borrower's Obligations as and when the same become due, payable and/or performable, as applicable.

      6.2 PRESERVATION OF EXISTENCE. Borrower shall maintain its existence and rights in full force and effect to the extent necessary to perform its obligations under the Loan Documents.

      6.3 LEGAL REQUIREMENTS. Borrower promptly and faithfully shall comply with, conform to and obey all applicable present and future laws, ordinances, rules, regulations and other requirements that could materially adversely affect the conduct of its operations.

      6.4 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower shall maintain full and complete books of account and other records reflecting the results of Borrower's operations, all in accordance with GAAP, and shall furnish or cause to be furnished to Lender within:

            (i) 120 days after the end of each year, the audited financial statements for such year for Borrower certified (without qualification as to the opinion or scope of examination) by a firm of independent certified public accountants selected by Borrower;

            (ii) 45 days after the end of each quarter, quarterly financial statements of Borrower;

            (iii) 15 days after the end of each month: (I) the completed Lockbox Compliance Certificate for the preceding month, in the form attached hereto as Exhibit J, (II) a delinquency report in the form attached hereto as Exhibit L, (III) a true and correct copy of the Bank and Lockbox statements for the preceding month, (IV) if applicable, a report setting forth any change in the identity or location of Facility Equipment from that previously disclosed to Lender; (V) if applicable, a report setting forth remarketing activities and insurance settlements with respect to Facility Equipment, (VI) computer diskettes/tapes containing all backup data regarding Facility Contracts and Facility Equipment, in format set forth in Exhibit K, (VII) a report identifying the Facility Contracts which terminated during the previous thirty (30) days; and

            (iv) Upon request of Lender and receipt thereof by Borrower, copies of all financial statements from any End-User(s) who comprise greater than ten percent (10%) of the aggregate Loan Repayment Amount on all Facility Contracts.

      All of the items described in clauses (ii) and (iii) of this Section 6.4 shall be certified by a Responsible Officer of Borrower.

      6.5 REMOVAL OF FACILITY EQUIPMENT. Promptly after a Responsible Officer learns that any Facility Equipment having an Acquisition Cost in excess of $50,000 in the aggregate has been moved by a End-User from one location to another, which move would necessitate the amendment or refiling of the UCC-1 with respect thereto in order to maintain perfection, Borrower will inform Lender or will cause such End-User to inform Lender of such move and will execute such additional financing statements as Lender reasonably may request.

      6.6 DAMAGE TO EQUIPMENT. Promptly after a Responsible Officer learns that any Facility Equipment is damaged, and if such Facility Equipment can be repaired in accordance with the terms of the applicable Facility Contract so as to restore the same to good and working order, Borrower shall cause such repairs to be made in accordance with the terms of such Facility Contract.

      6.7   BOOKS AND RECORDS; INSPECTIONS.

            6.7.1 Books and Records. Borrower shall keep and maintain, or cause to be kept and maintained, complete and accurate books and records and make all necessary entries therein to reflect the transactions contemplated hereby and all payments, credits, adjustments and calculations relative thereto.

            6.7.2 Inspections/Audits. Upon reasonable prior notice, Lender shall have full and complete access to the books and records of Borrower pertaining to the Collateral. In addition, from time to time, but not more often than twice each year (and upon the occurrence and during the continuation of a Borrower Event of Default as often as Lender in its sole discretion deems necessary in order to monitor the business activities of Borrower), representatives of Lender shall have the right to conduct an audit of the books and records of Borrower. Borrower shall pay to Lender on demand the actual, reasonable, out-of-pocket travel expenses incurred by Lender for any employee of Lender who may conduct or assist in conducting any such audit, provided such employee eight full hours per day while on-site.

      6.8 MAINTENANCE. Borrower, pursuant to the applicable Facility Contract, shall cause all Facility Equipment to be maintained and serviced so as to keep such Facility Equipment in good operating condition, ordinary wear and tear from normal use excepted.

      6.9 NOTICE OF DEFAULTS; CHANGE IN BUSINESS AND ADVERSE EVENTS. Borrower, immediately after any Responsible Officer becomes aware thereof, shall give Lender written notice of the occurrence of (i) any Event of Default or any Incipient Default, accompanied by a statement of such Responsible Officer setting forth what action Borrower proposes to take in respect thereof,
(ii) any change in the (A) executive officers or key employees of Borrower, or
(B) location of the chief place of business of Borrower or any sale or purchase outside the regular course of business of Borrower, (iii) any event which may have a material adverse effect on the (A) enforceability of the Lender Lien or
(B) ability of Borrower to perform any of its obligations under any of the Loan Documents, (iv) any material default in payment or performance by Borrower or any End-User under any Facility Contract or (v) any material damage to or irreparable malfunction of any Facility Equipment.

      6.10 INSURANCE/MAINTENANCE. All Facility Equipment shall be covered by comprehensive physical damage insurance for the full insurable value thereof, unless otherwise mutually agreed to by Borrower and Lender, and general public liability coverage, and Borrower "and/or its assigns," shall be named and continue to be named as "Loss Payee" and "Additional Insured" as its interests may appear. Said insurance shall continue to be in full force and effect, and shall not lapse or be cancelled by the End-Users. Borrower shall have and shall maintain at least a One Million Dollar ($1,000,000) contingent liability insurance policy which covers the Facility Equipment, the proceeds of which shall be payable to Lender in the event an End-User fails to provide insurance as described herein. Borrower, pursuant to the applicable Facility Contract, will cause the End-User under each Facility Contract to maintain all Facility Equipment in accordance with the terms of all insurance policies which are or may be in effect with respect thereto so as not to alter or impair any of the benefits or coverage to which Borrower or the applicable End-User is entitled under any such insurance policies.

      6.11 TAXES. Borrower shall pay or, pursuant to each Contract, shall cause the End-User thereunder to pay promptly when due all taxes, levies, assessments and governmental charges upon or relating to Facility Equipment for which Borrower or the applicable End-User is or may be liable.

      6.12  CONTRACTS. With respect to each of the Contracts, Borrower shall:
(i) perform all acts necessary to preserve the validity and enforceability of each such Contract; (ii) take all actions reasonably necessary to assist Lender in collecting when due all amounts owing to Borrower with respect to each such Contract; (iii) at all times keep accurate and complete records of performance by Borrower and the End-User under each such Contract; and (iv) upon request of Lender verify with the End-User under each Facility Contract the payments due to Borrower under such Facility Contract, except that (A) prior to the occurrence of a Borrower Event of Default or Incipient Default, such requests shall not occur any more frequently than once each year and (B) after the occurrence and during the continuation of an Incipient Default or a Borrower Event of Default, such requests may occur as often as Lender shall require.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

      Until Borrower's Obligations are paid and performed in full, Borrower shall not:

      7.1 LIENS. Create or incur or suffer to exist any Lien on the Collateral other than Permitted Liens.

      7.2 BORROWING. Create, incur, assume or suffer to exist any indebtedness which is secured by Liens on the Collateral other than the Advances or Permitted Liens.

      7.3 MODIFICATIONS OF FACILITY CONTRACTS. Without the prior, written consent of Lender: amend, supplement, modify, compromise or waive any of the terms of any Facility Contract (i) if the effect of such amendment, supplement, modification, compromise or waiver is to (A) reduce or waive the amount of any payment thereunder, (B) extend the term thereof (except as otherwise permitted pursuant to Section 7.4), or (C) waive any provisions thereof with respect to taxes, insurance or maintenance or (ii) unless such amendment, supplement, modification, compromise or waiver is with respect to (A) the removal of any Facility Equipment and, in connection with such removal, Borrower complies with the provisions of Section 6.5, or (B) a Permitted Substitution and if, in connection with such Permitted Substitution any prepayment of any portion of the Facility shall occur, Borrower shall comply with the terms of subsection 2.5.

      7.4 EXTENSIONS OF FACILITY CONTRACTS; FUTURE CONTRACTS OF FACILITY EQUIPMENT. Without the prior written consent of Lender: (i) Extend the term of any Facility Contract unless as of the end of the Approved Contract Term of such Facility Contract, such Contract no longer will be a Facility Contract as a result of any such extension or (ii) release any Facility Equipment unless such release is for the purpose of mitigating damages arising from a Contract Event of Default.

      7.5 MAINTENANCE OF PERFECTED LENDER LIEN. Change the location of its chief executive office or principal place of business, except if Borrower has
(i) given Lender at least 30 days prior written notice thereof and (iiI) caused to be filed all UCC financing statements which in the opinion of Lender are necessary or advisable to maintain the perfection of the applicable Lender Lien.

      7.6 MERGER AND ACQUISITION. Without the prior, written consent of Lender, which consent will not be unreasonably withheld or delayed, consolidate with or merge into any Person, or acquire all or substantially all of the stock or Property of any Person, if such merger or acquisition should result in a consolidated net worth which is less than the Borrower's at the time of acquisition or merger.(1)

      7.7 SALE OR TRANSFER OF ASSETS. Sell, lease, assign, exchange, transfer or otherwise dispose of any Property except (i) dispositions of Property (other than Equipment), which is not necessary to the continued operation of the business of Borrower, (ii) disposition of the real estate now owned or hereafter acquired by Borrower, provided no Incipient Default or Event of Default is in existence or will occur as a result of the consummation of any such sale, (iii) the leasing of real property, (iv) dispositions of Property in the ordinary course of Borrower's business, or (v) disposition of any obsolete or unusable Property, provided that if such Property is necessary to the continued operation of the business of Borrower, such Property promptly is replaced with Property of like function and value to such Property when the same was not obsolete or unusable, as applicable.

-------------------------------

      (1) In all other such consolidations, mergers, and/or acquisitions, prior, written notice to, but not consent from, Lender shall be required.

      7.8 LOCKBOX COMPLIANCE RATIO AND LOCKBOX COVERAGE RATIO COVENANTS. Allow the Lockbox Compliance Ratio, as defined in the Lockbox Compliance Certificate, expressed as a percentage, to be less than seventy percent (70%) for two consecutive reporting periods, nor allow the Lockbox Coverage Ratio, as defined in the Lockbox Compliance Certificate, expressed as a percentage, to be less than sixty percent (60%) for two consecutive reporting periods.

      7.9 DELINQUENCY COVENANT. Allow Facility Contract Total Delinquency to be greater than fifteen percent (15%) of the Aggregate Portfolio Outstandings. All terms in this subsection not otherwise defined shall have the meanings set forth in Exhibit L (Form of Monthly Delinquency Report).

                                  ARTICLE VIII

      BORROWER AND CONTRACT EVENTS OF DEFAULT -- DEFINITIONS AND REMEDIES

      8.1 BORROWER EVENTS OF DEFAULT -- DEFINITION. The occurrence of any of the following shall constitute a Borrower Event of Default hereunder:

            (a) Default in Payment. If Borrower shall fail to remit to Lender when due any payment that Borrower is required to make hereunder when and as the same shall become due and payable, and such failure shall continue for a period of 10 days after such payment becomes due.

            (b) Breach of Representation or Warranty. If any representation made by Borrower to Lender in any Loan Document or in any report, certificate, opinion, financial statement (other than those financial statements provided by and pertaining to any End-User) or other document or statement furnished pursuant thereto shall be false or misleading in any material respect when made, or any warranty given by Borrower shall be materially breached by Borrower, unless (i) the fact, circumstance or condition is made true within ten (10) Business Days after notice thereof is given to Borrower by Lender, and (ii) in Lender's judgment, such cure removes any adverse effect on Lender.

            (c) Breach of Covenant. If Borrower shall fail to duly observe or perform any covenant, condition or agreement set forth in Articles VI or VII of the Agreement on its part to be performed or observed for ten
      (10) Business Days after a Responsible Officer has knowledge thereof.

            (d)    Bankruptcy, Receivership, Insolvency, etc.

                   (i) If Borrower shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for it or any of its Property, (B) be unable to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Borrower for the purpose of effecting any of the foregoing, or

                   (ii) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower or with respect to any substantial part of the Property belonging to Borrower, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or if any petition for any such relief shall be filed against Borrower, and such petition shall not be dismissed within 45 days.

            (e) Non-Payment of Other Indebtedness. Default by Borrower (other than in payment of Borrower's Obligations) in the (i) payment when due (subject to any applicable grace period or cure period), whether by acceleration or otherwise, of any indebtedness, where the amount thereof is in excess of $1,000,000, or (ii) performance or observance of any obligation or condition with respect to any indebtedness of Borrower, where the amount of such indebtedness is in excess of $1,000,000 (other than in payment of Borrower's Obligations) if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder thereof to cause such indebtedness to become due and payable prior to its expressed maturity.

      In any such event, in addition to Lender's other remedies under this Agreement, Lender, by notice to Borrower, may declare that no further Advances shall be made.

      8.2 BORROWER EVENTS OF DEFAULT -- REMEDIES. If a Borrower Event of Default shall have occurred, and has not been cured by Borrower (or by Lender, at its option) within an applicable cure period, or a Material Adverse Change occurs of the type set forth in Section 4.1.7 (i) or (ii), then Lender shall have the right to do any or all of the following:

            (a) If Lender has not already done so pursuant to Section 2.4, complete and deliver to the End-Users the Contract Payment Letters in photocopy form to commence direct billing and collection with respect to the Facility Contracts, and deduct from such receipts and remittances a fee equal to five percent (5%) of the aggregate monthly receipts ("Administration Fee") from the payment on the Facility Contracts as compensation for the additional administrative burden;

            (b) (i) exercise of any of Borrower's rights under any of the Facility Contracts, or (ii) by written notice, require Borrower to exercise on behalf of Lender as secured party under this Agreement any and all of the rights available to Borrower under any Facility Contract to the extent not already exercised by Borrower, whereupon Borrower shall immediately take all requested action;

            (c) proceed against Borrower for all rights and remedies Lender may have in law or in equity under the Loan Documents;

            (d) declare the entire amount of Borrower's Obligations and Administration Fee due and payable immediately, and exercise in respect of the Facility Equipment all the rights and remedies of a secured party upon default under the UCC, including, at any reasonable time, to enter Borrower's premises and take physical possession of any master leases to which the related Facility Contracts pertain.

            Lender shall not take any action or exercise any right that would disturb any End-User's full and quiet enjoyment of all of such End-User's rights under that Facility Contract. Lender will give Borrower reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) days before, or mailed, postage prepaid, to Borrower, at least twenty (20) Business Days before the time of such sale or disposition.

            Notwithstanding the foregoing, to the extent that a breach occurs under Section 8.1(b), and such breach relates to a single Facility Contract, Borrower shall have twenty (20) Business Days from receipt of demand by Lender to repurchase the Facility Contract pursuant to the terms of the Mandatory Prepayment clause set forth at Section 2.5.3. Borrower's failure to repurchase such Facility Contract within said twenty (20) Business Day period shall then constitute a Borrower Event of Default under Section 8.1(a). Furthermore, if the Borrower Event of Default pertains solely to a breach of a covenant set forth in Section 7.8 and/or 7.9 (Lockbox Compliance Ratio, Lockbox Coverage Ratio and Delinquency Covenants), Lender's sole remedy shall be to commence direct billing and collection of Facility Contracts, as set forth more fully in
Section 8.2 (a) and (b).

            All actual costs and expenses incurred by Lender in connection with the enforcement and/or exercise of any of its rights or remedies (including, without limitation, reasonable attorneys fees) resulting from a Borrower Event of Default hereunder shall (i) be payable by Borrower to Lender immediately upon demand, (ii) constitute a portion of Borrower's Obligations and (iii) be secured by the Lender Lien.

      8.3   CONTRACT EVENTS OF DEFAULT.

            8.3.1 DEFINITION: The occurrence of a default by any End-User pursuant to the terms of a Facility Contract, which default entitles Borrower to accelerate or terminate such Facility Contract or to repossess the related Facility Equipment, shall constitute a Contract Event of Default.

            8.3.2 ACCELERATION. Upon the occurrence of a Contract Event of Default, and to the extent allowed in the Facility Contract, Lender, at any time (unless such Contract Event of Default shall have been cured by Borrower at Borrower's choice), at its option, by notice to Borrower and/or End-User, may terminate such Facility Contract and accelerate all payments due thereunder.

            8.3.3 CONTRACT EVENT OF DEFAULT -- REMEDIES. Upon the occurrence of a Contract Event of Default, Borrower shall, if known to Borrower, immediately deliver to Lender written notice thereof, which notice shall identify the Facility Contract which is in default and the applicable Advance, and describe the nature of such default and the actions Borrower proposes to undertake with respect to such default. If any payment(s) under a Facility Contract becomes 90 days past due, whether or not such payment(s) have been cured by Borrower, then Borrower shall prepay in full the unpaid portion of the Advance pertaining to such Facility Contract, or exercise its right of substitution pursuant to Section 3.3.

                   Lender, with respect to the Facility Equipment subject to such Facility Contract, shall have and may exercise against Borrower all the rights and remedies of a secured party under the Illinois UCC and/or the UCC applicable to the location of the related Facility Equipment, and any other applicable laws. Lender will give Borrower reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) Business Days before, or mailed, postage prepaid, to Borrower at least twenty (20) Business Days before the time of such sale or disposition. In addition to the foregoing, at Lender's election, Lender may complete and deliver one or more Contract Payment Letters in photocopy form in order to commence direct billing and collection with respect to one or more Contracts subject to a Contract Event of Default. Furthermore:

                   (i) Lender only shall be entitled to exercise the rights and remedies set forth in this Section 8.3.3 with respect to the Facility Contract, the End-User and the Facility Equipment which are the subject of such Contract Event of Default;

                   (ii) the expenses and other payments to which any proceeds of the Collateral shall be applied in accordance with the provisions of subsections 8.6 & 8.7 shall be so applied to payment of Borrower's Obligations pertaining to the Facility Contract which is the subject of such Contract Event of Default, and

                   (iii) upon payment and performance in full of all of
            Borrower's Obligations pertaining to the Facility Contract which is the subject of such Contract Event of Default, both (A) the Contract Event of Default with respect to such Facility Contract, and (B) any related Borrower Event of Default shall be deemed to be cured.

      8.4 LIMITATION ON RECOURSE. Except as expressly set forth otherwise in this Section 8.4, Lender shall look to the Collateral for payment and satisfaction of Borrower's Obligations under the Facility. In addition, no officer or director of Borrower shall have any individual or personal liability of any kind to Lender with respect to any of Borrower's Obligations, other than any loss, cost, liability, damage or expense incurred by Lender as a result of any intentional misrepresentation, gross negligence or willful misconduct on the part of such officer or director in connection with the transactions contemplated by this Loan Agreement. Notwithstanding the terms of the first sentence of this Section 8.4, Borrower shall be liable to Lender:

            (a)    WITHOUT LIMITATION WITH RESPECT TO:

                   (i) that portion of Borrower's Obligations (A) described in Sections 9.6 and 9.7; and

                   (ii) any loss, cost, liability, damage or expense incurred by Lender as a result of any material misrepresentation, breach of warranty, gross negligence or willful misconduct on the part of Borrower in connection with the transactions contemplated by this Loan Agreement.

            If Borrower becomes liable to Lender on account of the foregoing, Lender shall have all of the rights set forth in Section 8.2 (Borrower Events of Default -- Remedies).

            (b) SUBJECT TO A RECOURSE LIMITATION AS FOLLOWS: without affecting Borrower's obligations under Section 8.3.3, the maximum aggregate amount of Net Loss which Borrower shall be required to bear hereunder with respect to Contract Events of Default under a Facility Contract ("Net Loss Pool") shall be as follows:

                   A. During the calendar quarter beginning with January 1, 1997, an amount equal to the greater of (i) Ten Percent (10%) of the aggregate Facility Funding Amounts paid to Borrower on all Facility Contracts; or (ii) $200,000.00; and

                   B. on the last Business Day of such calendar quarter ("Resetting Date"), the Net Loss Pool shall be reset for the forthcoming calendar quarter initially to an amount equal to the greater of (i) Ten Percent (10%) of the aggregate Loan Repayment Amount owed to Lender as of such Resetting Date on all Facility Contracts, or (ii) $200,000.00; and thereafter such Net Loss Pool shall increase by Ten Percent (10%) of the aggregate Facility Funding Amounts paid to Borrower during such quarter for new Facility Contracts; and

                   C. thereafter, on each succeeding Resetting Date, the Net Loss Pool shall be reset for the forthcoming calendar quarter initially to an amount equal to the greater of (i) Ten Percent (10%) of the aggregate Loan Repayment Amount owed to Lender as of such Resetting Date on all Facility Contracts, or $200,000.00; and thereafter such Net Loss Pool shall increase by Ten Percent (10%) of the aggregate Facility Funding Amounts paid to Borrower during such quarter for new Facility Contracts.

            NO NET LOSS INCURRED BY BORROWER SHALL BE ASSESSED AGAINST THE NET LOSS POOL WITH RESPECT TO ANY FACILITY CONTRACT, UNLESS BORROWER ESTABLISHES AND REPORTS A NET LOSS ON SUCH FACILITY CONTRACT WITHIN THE REMARKETING PERIOD, WHETHER OR NOT LEGAL POSSESSION OF THE RELATED FACILITY EQUIPMENT HAS BEEN OBTAINED. Net Loss shall be established by Borrower's subsequent disposition of such Facility Equipment in a commercially reasonable manner under the applicable state's Uniform Commercial Code within the Remarketing Period, and the application of the proceeds thereof (plus any collected from the End-User or any other party) against the Loan Repayment Amount.

            The Net Loss Pool shall be reduced by any charges made against it pursuant to this Section, and increased by any recoveries made by Borrower or Lender, from whatever source, which had been previously charged against such Net Loss Pool; provided, however, that no Net Loss shall reduce the Net Loss Pool unless Borrower establishes a Net Loss on the related Facility Contract within the time frames set forth above.

      8.5 POWER OF ATTORNEY. In order to permit Lender to exercise the rights and remedies set forth herein, Borrower hereby irrevocably appoints Lender as its attorney-in-fact and agent with full power of substitution, in the name of Lender or in the name of Borrower, to perform any of the following acts upon the occurrence of a Borrower Event of Default : (i) receive, open and examine all mail addressed to Borrower and retain any such mail relating to the Collateral and return to Borrower only that mail which is not so related; (ii) endorse the name of Borrower on any checks or other instruments or evidences of payment or other documents, drafts, or instruments arising in connection with or pertaining to the Collateral, to the extent that any such items come into the possession of Lender; (iiii compromise, prosecute or defend any action, claim, or proceeding concerning the Collateral; (iv) perform any and all acts which Borrower is obligated to perform under the Loan Documents; (v) exercise such rights as Borrower might exercise with respect to the Collateral, including, without limitation, the leasing or other utilization thereof and the collection of any such rents or other payments applicable thereto; (VI) give notice of the existence of the Lender's Lien, including, without limitation, notification to End-Users and/or other account debtors of the existence of such Lender's Lien with respect to the rents and other payments due to Borrower relative to the Collateral; or (VII) execute in Borrower's name and file any notices, financing statements and other documents or instruments Lender determines are necessary or required to carry out fully the intent and purpose of the Loan Documents or to perfect the Lender Lien.

            Borrower hereby ratifies and approves all that Lender shall do or cause to be done by virtue of the power of attorney granted herein and agrees that neither Lender nor any of Lender's employees, agents, officers, or its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made while acting in good faith pursuant to the provisions of this subparagraph, unless such act, omission, error of judgment or mistake of fact or law is determined by a court of competent jurisdiction in a decision which no longer is subject to appeal to be the result of the gross negligence or the willful or wanton misconduct of Lender or any such employees, agents, officers or attorneys of Lender. The appointment of Lender as Borrower's attorney-in-fact is a power coupled with an interest, and therefore shall remain irrevocable until all of Borrower's Obligations have been paid and performed in full.

      8.6 EXPENSES. All actual costs and expenses incurred by Lender in connection with the enforcement and/or exercise of any of its rights or remedies (including, without limitation, reasonable attorneys fees) against Borrower hereunder shall (i) be payable by Borrower to Lender immediately upon demand, (ii) constitute a portion of Borrower's Obligations and (iii) be secured by the Lender Lien.

      8.7 APPLICATION OF FUNDS. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to or by the operation of any of the terms of any of the Loan Documents shall be applied by Lender in the following order of priority:

            (i) Expenses: First to the payment of all (A) actual fees and expenses, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, reasonable attorney's fees, and all other costs incurred by Lender in exercising any rights accorded to Lender pursuant to the Loan Documents or by applicable law and (B) Liens superior to the Liens of Lender, except such superior Liens subject to which any sale of the Collateral may have been made;

            (ii) Borrower's Obligations. Next, to the payment of Borrower's Obligations, in such order as Lender may determine; and

            (iii) Surplus. Any surplus, to the Borrower or the Person or Persons legally entitled thereto.

                                   ARTICLE IX

                                 MISCELLANEOUS

      9.1 RIGHTS, REMEDIES AND POWERS. Each and every right, remedy and power granted to Lender hereunder shall be cumulative and in addition to any other right, remedy or power not specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Lender from time to time concurrently or independently as often and in such order as Lender may deem expedient. Any failure or delay on the part of Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lender's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power. Acceptance of payments in arrears shall not waive or affect any right to accelerate Borrower's Obligations.

      9.2 MODIFICATIONS, WAIVERS AND CONSENTS. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Borrower therefrom, shall not be effective in any event unless the same is in writing and signed by Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of Lender hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

      9.3 COMMUNICATIONS. All notices, consents, approvals and other communications under the Loan Documents shall be in writing and shall be (i) delivered in person, (ii) sent by telephonic facsimile ("FAX") or (iii) mailed, postage prepaid, either by (A) registered or certified mail, return receipt requested, or (B) overnight express carrier, addressed in each case as follows:

      To Lender:               Heller Financial, Inc.
                               One TransAm Plaza Drive, Suite 222
                               Oakbrook Terrace, Illinois 60181
                               Attention: Executive Vice President, Vendor
                                          Finance Division
                               FAX No.: (630) 916-7457

      Borrower:                MLC Group, Inc.
                               Attention: Director of Contracts
                               11150 Sunset Hills Road, Suite 110, Reston,
                                 Virginia 20190
                               FAX No.: (703) 834-5718

            with a copy to:    Geltner & Associates, P.C.
                               Attention: Michael E. Geltner, Esq.
                               Number Ten E Street S.E.
                               Washington, D.C. 20003-2611
                               FAX No.: 202-547-1138

or to such other address, as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 9.3 shall be deemed received (i) if sent by FAX during regular business hours, on the day sent if a Business Day, or if such day is not a Business Day (or a Business Day after regular business hours), then on the next Business Day, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the fifth Business Day following the day sent.

      9.4 SEVERABILITY. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law so that this Agreement shall be deemed to be an agreement which is valid and binding in accordance with its terms.

      9.5 SURVIVAL. The warranties, representations, covenants and agreements set forth herein shall survive the making of the Advances and the execution and delivery of the Loan Documents and shall continue in full force and effect until Borrower's Obligations have been paid and performed in full.

      9.6 ATTORNEYS' FEES AND OTHER EXPENSES. Borrower agrees to pay to Lender on demand any actual out-of-pocket costs or expenses, together with reasonable attorneys' fees, incurred by Lender in connection with the enforcement or collection against Borrower of any provision of any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such actual costs or expenses arising from the enforcement or collection against Borrower of any provision of any of the Loan Documents in any state or Federal bankruptcy or reorganization proceeding. In addition, in the event that Borrower elects to submit a Contract Funding Request containing one or more Contracts which have deviations from the standard form approved by Lender and attached to this Agreement as part of Schedule 4.1.2, Lender reserves the right to charge a reasonable fee, based on a rate of $125.00 per hour, as an offset against the related Advance, for its inside counsel to review such Contract(s), so long as Lender gives Borrower a total maximum charge upon Lender's review of Borrower's submittal of a Contract Funding Request.

      9.7 INDEMNITY. Borrower agrees to indemnify and save Lender and its successors, assigns, agents and servants harmless of and from any claims, actions, suits, losses, costs, liabilities, damages or expenses (including actual expenses and reasonable attorneys' fees) incurred by Lender in connection with the transactions contemplated by this Agreement, including without limitation: (i) any loss, cost, liability, damage or expense (including actual expenses and reasonable attorneys' fees) incurred in connection with any misrepresentation, material breach of warranty, gross negligence or willful misconduct by Borrower with respect to the Facility Contracts; (ii) the delivery, ownership, alteration, operation, maintenance, return or other disposition of the Collateral; (iii) from any documentation deficiencies or changes to the basic format of the Facility Contract;and (iv) from the existence of any party having an interest, lien or claim in the Facility Contract(s), and/or the Facility Equipment covered thereby, and/or the proceeds thereof, which interest, lien or claim is prior to the interest therein assigned to Lender hereby. Borrower's obligations with respect to the indemnity set forth in this Section 9.7 shall survive repayment of all amounts due pursuant to the Loan Documents, the cancellation of the Notes and the release and/or cancellation of any and all of the Loan Documents. Lender agrees to promptly notify Borrower of any matters in respect of which this indemnity may apply. If notified in writing of any action or claim brought or threatened against Lender based on a claim for which Borrower is to provide indemnity and given full authority, information, and assistance for the defense of same by Lender, Borrower shall, without limitation, defend those actions or claims at its expense and pay the costs and damages and attorneys' fees awarded in any such action or arising from any such claim, provided that Borrower shall have the right to control the defense and settlement of all such actions and claims. Lender will take all such actions (at the expense of Borrower) as may be reasonably requested by Borrower to assist Borrower in connection with such defense or settlement. Nothing herein is intended to indemnify Lender for consequences of its actions or failure to act.

      9.8 BINDING EFFECT. This Agreement shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender.

      9.9 ASSIGNMENTS; PARTICIPATIONS. Lender shall be entitled to sell, assign or transfer any portion of its interest in the Facility; provided, however, Lender hereby agrees to deliver to Borrower notice of such proposed sale, assignment or transfer not less than 30 days prior to the proposed date for the consummation thereof, which notice shall include a description of the financial institution to which such sale, assignment or transfer is proposed to be made. If Borrower reasonably considers such financial institution to be a competitor of Borrower, Borrower shall so advise Lender in writing, and Lender and Borrower shall mutually agree on the terms respecting the disclosure of any information Borrower deems proprietary and/or confidential. In connection with any such sale, assignment or transfer, Lender may disclose such information with respect to Borrower, its business and financial affairs and the Facility as Lender reasonably deems necessary, unless any such information which has been provided by Borrower to Lender is confidential in nature, in which case such confidential information shall not be disclosed without the prior written consent of Borrower, which consent shall not unreasonably be withheld or delayed.

      9.10 FURTHER ASSURANCES. Each of Borrower and Lender agrees that upon the request of the other party hereto at any time and from time to time after the execution of this Agreement it shall execute and deliver such further instructions, documents, and certificates and take such further actions as such party reasonably may request.

      9.11 GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS. BORROWER DOES HEREBY SUBMIT, AT LENDER'S ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A SITUS WITHIN THE COUNTY OF COOK AND THE STATE OF ILLINOIS WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT, WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED NOTE OR ANY OF BORROWER'S OBLIGATIONS OR INDEBTEDNESS HEREUNDER. BORROWER EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF BORROWER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF. BORROWER HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE COUNTY OF COOK, STATE OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

      9.12 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER IS INTENDED TO BE EFFECTIVE WITH RESPECT TO ALL DISPUTES WHICH ARISE OUT OF ANY OF THE LOAN DOCUMENTS OR PERTAIN TO THE TRANSACTIONS CONTEMPLATED THEREBY. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SUCH WAIVER SET FORTH HEREIN SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.


      This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

HELLER FINANCIAL, INC.                       MLC GROUP, INC.


By:                                          By:
    -----------------------------               ------------------------------
Title:                                       Title:
       --------------------------                  ---------------------------

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A --       Form of Assignment of Contracts and Liens
Exhibit B --             Form of Borrower/Heller UCC Collateral Description
Exhibit C --             Form of Closing Certificate
Exhibit D --       Form of Lockbox Agreement
Exhibit E --             Form of Contract Funding Request
Exhibit F --             Form of Contract Payment Letter
Exhibit G --       Form of Facility Note
Exhibit H --       Form of Secretary's Certificate
Exhibit I --             Form of Borrower's Counsel Opinion
Exhibit J --             Form of Lockbox Compliance Certificate
Exhibit K --       Form of Portfolio Download
Exhibit L --             Form of Monthly Delinquency Report
Exhibit M --             Form of Guaranty
Exhibit N --       Form of Trust Agreement
------------------------------------------------------------------------------
Schedule 4.1.2 --  Certified Copy of Form(s) of Contract (including Certificate of Acceptance)
Schedule 5.6 --    List of Financial Statements Submitted
Schedule 5.7 --    List of Material Lawsuits

                                   EXHIBIT A

                   Form of Assignment of Contracts and Liens

                       ASSIGNMENT OF CONTRACTS AND LIENS

THIS ASSIGNMENT OF CONTRACTS AND LIENS is made as of the _____ day of __________, by MLC GROUP, INC., a Virginia corporation (the "Borrower"), to HELLER FINANCIAL, INC., a Delaware corporation ("Lender").

                                   RECITALS:

      A. Lender and Borrower have entered into a Loan and Security Agreement dated as of January 31, 1997 (the "Agreement") pursuant to which Lender has agreed to make certain discretionary Advances to Borrower, subject to the terms and conditions set forth therein.

      B. Borrower is the lessor and/or secured party under those certain Eligible Contracts, a description of which is set forth on Schedule A ("Contracts"), which pertain to certain Facility Equipment. The original counterparts of each such Contract (together with all amendments and modifications thereto) are also attached to Schedule A.

      NOW, THEREFORE, to induce Lender to make the Advances and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower agrees as follows:

      1. DEFINITION. Any capitalized term not otherwise defined herein which is defined in the Agreement shall have the meaning ascribed thereto in such Agreement.

      2. ASSIGNMENT. To secure payment and performance of Borrower's Obligations, Borrower transfers and assigns to Lender all of Borrower's right, title and interest in and to each of the Contracts and each of the Borrower Liens.

      3. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties set forth in the Agreement in Article V are hereby incorporated herein by reference and reaffirmed with respect to all Contracts. Borrower also represents and warrants that all of the conditions to Advances set forth in
Section 4.2 of the Agreement have been satisfied.

      4. COVENANTS. The Covenants set forth in the Agreement in Articles VI and VII are hereby incorporated herein by reference and reaffirmed with respect to all Contracts to be made subject to the requested Advance.

      5.    SECURITY. This Assignment is for collateral security purposes only.

      6. REMEDIES FOR DEFAULT. Upon the occurrence of any Borrower Event of Default or Contract Event of Default, Lender, at its option, without in any way waiving such default, shall have all of the remedies set forth in Article VIII of the Agreement.

      7. RELEASE OF ASSIGNMENT. Upon the payment and performance in full of all of Borrower's Obligations with respect to a Contract (or the exercise of a Permitted Substitution with respect thereto), all of the covenants and obligations of Borrower to Lender with respect to such Contract and the Facility Equipment which is subject thereto shall be deemed to be satisfied, the Loan Documents applicable to such Contract and such Facility Equipment shall automatically terminate and Lender shall return the original Facility Contracts, if any, and shall execute and deliver to Borrower such UCC termination statements and other instruments as may be necessary to release the applicable Lender Lien(s) in the related Collateral.

      8. SEVERABILITY. In the event that any provision of this Assignment is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or any other Governmental Body, this Assignment shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

      9. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois, except to the extent that it is mandatory that the laws of the State in which the Facility Equipment is located apply. For purposes of this Section 9, this Assignment shall be deemed to be performed and made in the State of Illinois.

      10. MISCELLANEOUS. This Assignment, together with the covenants, representations and warranties herein contained, shall inure to the benefit of Lender and its successors and assigns and shall be binding upon the successors and assigns of Borrower.

      IN WITNESS WHEREOF, this Assignment has been made by Borrower as of the day and year first written above.

MLC GROUP, INC.



By:

Its:
     ----------------------------------

                            NO SIGNATURE REQUIRED

                                   EXHIBIT B

               Form of Borrower/Heller UCC Collateral Description

All of Debtor's right, title and interest in and to the following, whether now or hereafter existing: All leases, installment sale contracts and other chattel paper (collectively, "Contracts") assigned to Secured Party pursuant to that certain Loan and Security Agreement dated as of January 31, 1997 by and between Secured Party and Debtor ("Agreement"), including the Contracts set forth in Schedule "A" attached hereto and incorporated herein; all of Debtor's right, title and interest in and to the machinery, equipment and fixtures subject to each Contract; the Lockbox and Lockbox Agreement as defined in the Agreement; all of the books and records of Debtor pertaining to the foregoing; and all attachments, additions, accessions, upgrades, accessories, replacements and products pertaining to the foregoing, as applicable, including all cash and non-cash proceeds (including insurance proceeds) pertaining thereto.

                                   EXHIBIT C

                          Form of Closing Certificate

                              CLOSING CERTIFICATE

      I, PHILLIP G. NORTON, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT of MLC GROUP, INC., a Virginia corporation, hereby do certify pursuant to the Loan and Security Agreement dated as of January 31, 1997 (the "Agreement") (all terms used herein that are defined in the Agreement and not otherwise defined herein shall have the respective meanings set forth in the Agreement) between Borrower and Lender, as follows:

      1. The representations and warranties contained in Article V of the Agreement are true and correct as of the Closing Date.

      2. All conditions of Closing set forth in Section 4.1 of the Agreement have been satisfied, except as follows:

      -------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              .
------------------------------

      3. No Borrower Event of Default or Incipient Borrower Default exists as of the Closing Date.

      4. No material adverse change has occurred in the business of Borrower since the date of the last financial statements delivered by Borrower to Lender.

      IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________________, 19___.

MLC GROUP, INC.                           ATTEST:


By:
    --------------------------            -------------------------
                                                  Secretary



                            NO SIGNATURE REQUIRED

                                   EXHIBIT D

                           Form of Lockbox Agreement

                       LOCKBOX SERVICE AGREEMENT BETWEEN
                      MLC GROUP, INC. AND FIRST UNION BANK

THIS AGREEMENT, made as of the___ day of________, 19__, by and between FIRST UNION BANK ("Bank") and MLC GROUP, INC. (the "Customer").

                                   WITNESSETH

WHEREAS, Customer desires to purchase from Bank, and Bank desires to sell to Customer, the Bank's Lockbox services hereinafter described, for the benefit of HELLER FINANCIAL, INC. ("Heller"), on those terms and conditions set forth:

NOW, THEREFORE, it is agreed by and between the parties as follows:

I. Customer warrants, represents, and agrees to notify its accounts that remittance checks shall be mailed to the Customer at the following address:

                                 -----------
                                 -----------
                                 -----------

II. The procedures to be followed in the handling of Lockbox services provided for herein shall be as hereafter stated in this paragraph, and Bank agrees to do each of the following:

      A. Collect mail at scheduled times from the Post Office box provided for this purpose Monday through Friday. There will be no mail collection on Saturday, Sunday or any State or Federal Holiday.

      B. To process all remittances within the exception item guidelines that the Customer has defined below.

      Exception Item Guidelines

      1.           Post-Dated, (Unless drawee bank will receive after date)
            -----
      2.           No Date
            -----
      3.           No Signature
            -----
      4.           Legends (paid in Full) etc.
            -----
      5.           Payable to Not Indicated
            -----
      6.           Other
            -----

      C. All remittance checks to be processed and deposited to Customer's account shall be endorsed, "Credit to the account of above named payee. Absence of endorsement guaranteed." AFTER BANK'S RECEIPT OF NOTICE OF DEFAULT AS DESCRIBED IN PARAGRAPH E. BELOW, ALL REMITTANCE CHECKS TO BE PROCESSED AND DEPOSITED SHALL BE ENDORSED, "CREDIT TO THE ACCOUNT OF PARTIES AS SET FORTH IN LOCKBOX SERVICE AGREEMENT BETWEEN MLC GROUP, INC. AND FIRST UNION BANK DATED____________. ABSENCE OF ENDORSEMENT GUARANTEED." Any change in the manner or style of said endorsement shall be made by Customer's and Heller's written notice to Bank of such change, and Customer shall supply the Bank a stamp conforming to Customer's and Heller's requirements. Said notice of change shall be effective upon receipt by Bank.

      D. Customer will receive a photo-image copy of each encoded check, a deposit advice and other supporting information. Customer will also receive any letters or other communication received with the check and also any checks not deposited due to exceptions. These shall be delivered or mailed on each business day to:

                         ----------
                         ----------
                         ----------

      E. Bank shall credit by deposit the total of all remittance checks processed to the Customer's account number ______________ ___________________ ("Customer Account") until such time Bank receives notice from Heller that (i) Customer is in default under a Loan and Security Agreement with Heller dated January 31, 1997 ("Loan Agreement"), or (ii) Heller is otherwise entitled to assume responsibility for billing and collecting thereunder. Thereafter, all remittance checks will be held by Bank pending receipt of instructions from Heller as to the disposition thereof. Heller agrees to indemnify Bank and hold it harmless from any and all claims, losses, lawsuits, liabilities, costs and expenses (including court costs and attorney's fees) of whatsoever kind or nature that Bank may suffer or incur in relying on such notice. Bank shall have no duties under the Loan Agreement to determine that a default by Customer exists in fact, and Bank shall have no duty to determine that signature and notice are genuine.

      F.    Maintain a microfilm record of each remittance check processed.

      G.    Handle the following item in the manner indicated:

            1. Foreign items will be processed according to the Bank's usual operating procedures.

            2. If there exists a variance between numerical and written amounts, Bank shall process such items on the basis of the written amounts. Customer agrees to promptly notify Bank of any adjustments made with respect to such items, and any appropriate debits or credits to Customer's account shall thereupon be made.

            3.     Undated checks will be dated with the current date.

            4. Returned checks or disputed items previously credited to Customer's account will be promptly debited, or if insufficient balances remain, then Customer will, upon demand, remit to Bank the amount of funds represented by said items. Said items shall be made available for delivery to the Customer in the manner hereinabove provided.

III. Throughout the term of this Agreement, for its services hereunder, Customer shall advance to Bank monthly, a monthly maintenance fee in accordance with Bank's current Commercial Fee Schedule in addition to Bank's normal account analysis charges in effect from time to time. Bank is hereby authorized to offset such fees and charges from any account Customer maintains at Bank, including, but not limited to, checking account______________________________, or any other account from which Bank is authorized to transfer sums in connection with this Agreement.

IV. Customer agrees to and does hereby indemnify and hold harmless the Bank from and against any and all expenses, costs, claims, causes of action, and liabilities resulting from claims by third parties which directly or indirectly arise from the handling of and credit given for remittance items handled under this Agreement, it being understood and agreed that Bank acts herein as agent for the Customer. Bank will not be liable for acting under court order, garnishment, tax levy or similar process. It is further expressly agreed that Bank shall not be liable to Customer or any other party for any loss, directly or indirectly, resulting from its improper processing of items as required in Section 2 hereof, except in cases of gross negligence, fraud or willful misconduct.

V. This agreement may be terminated by Bank upon giving Customer and Heller not less than ninety (90) days written notice of Bank's intention to do so. This agreement may be terminated by Customer (i) only with Heller's prior written consent, which consent shall not be unreasonably withheld, and (ii) with not less than ninety (90) days written notice of Customer's intention to do so. However, this Agreement shall remain in full force and effect after the effective date of cancellation with respect to items received and processed hereunder.

VI.   This Agreement may not be amended without the written consent of Heller.

VII.  Notices provisions:

      Any written notice, request or demand required or permitted by this Agreement shall, until any party shall notify the others in writing of a different address, be properly given if sent by certified first class mail, postage prepaid, return receipt requested, or by prepaid overnight delivery service or by facsimile transmission, and shall be deemed given on the day that such writing is received by the party to whom it is sent, and addressed as follows:

      If to the Bank:                        If to the Customer:


            -------------                           -----------------

            -------------                           -----------------

            -------------                           -----------------

            -------------                           -----------------
            Fax Number  (   )                     Fax Number  (   )
                       ------------                          -----------

      If to Heller:

            Heller Financial, Inc.
            Attn: Vendor Finance Division
            One TransAm Plaza Drive, Suite 222
            Oakbrook Terrace, Illinois 60181
            Fax Number: (630) 916-7457

VIII. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and no additional, supplemental or amending Agreement shall be deemed to exist or be enforceable between the parties unless in writing and signed by the parties. This Agreement shall be governed by and construed in accordance with the laws of the State of___________.

EXECUTED, this day and year first above written.

CUSTOMER                                    BANK


By:                                         By:
   ---------------                             --------------

Its:                                        Its:
    ---------------                             --------------


Contact person at Customer should questions arise relative to a Lockbox deposit: (Please print)

                                      Agreed and Acknowledged:
                                      Heller Financial, Inc.


                                      By:
                                         --------------------------------------

                                      Its:
                                          -------------------------------------







                            NO SIGNATURE REQUIRED

                                   EXHIBIT E

                        Form of Contract Funding Request

                     [TO BE PUT ON LETTERHEAD OF BORROWER]

                      REQUEST FOR CONTRACT FUNDING ADVANCE


                   , 19
-------------------    ---

Heller Financial, Inc.
One Trans Am Plaza Drive -- Suite 222
Oakbrook Terrace, Illinois 60181
Attn: Lease Portfolio Group

Ladies and Gentlemen:

On _________________, 19___, we would like to drawn down $__________________ on our Facility in accordance with the provisions contained in the Loan and Security Agreement dated as of January 31, 1997 (the "Agreement") between the undersigned and Heller Financial, Inc. (all terms used herein that are defined in the Agreement and not otherwise defined herein shall have the respective meanings set forth in the Agreement). These funds should be wired on _____________________, 19___ as follows:

            Receiving Bank:                        Credit Account:



In the event we are unable to draw down such Advance on the requested date, the amount of our requested Advance shall increase by a per-diem rate of $____________ per day thereafter.

In accordance with the provisions of the Agreement attached hereto as:

1. Exhibit A is an ASSIGNMENT OF CONTRACTS AND LIENS, attached to which is Schedule A, which is (i) A DESCRIPTION OF THE ELIGIBLE CONTRACTS AND ELIGIBLE EQUIPMENT relative to this Advance ("Contract(s)" and "Equipment," respectively), and (ii) the ORIGINAL COUNTERPART OF EACH ELIGIBLE CONTRACT (provided, however, that only CERTIFIED COPIES OF EACH ORIGINAL CONTRACT CONSTITUTING A MASTER LEASE are attached);

2. Exhibit B is a BILL OF SALE (if applicable) or other evidence of Borrower's ownership of the Equipment subject to each Contract, which sets forth a breakdown of the Equipment Acquisition Cost, down payments, advance rentals, etc.; EVIDENCE OF INSURANCE and a CERTIFICATE OF ACCEPTANCE for each item of Equipment which is subject to a Contract; and EVIDENCE OF EACH END-USER'S AUTHORITY to enter into its respective Contract;

3. Exhibit C are properly executed UCC FINANCING STATEMENTS, in accordance with Section 4.2.3.3 of the Agreement;

4. Exhibit D is EVIDENCE THAT EACH END-USER SUBJECT TO EACH CONTRACT HAS BEEN NOTIFIED IN WRITING TO REMIT ALL FUTURE PAYMENTS DUE THEREUNDER TO THE LOCKBOX;

5. Exhibit E is an executed PROMISSORY NOTE in the amount of the requested Advance, attached to which is an AMORTIZATION SCHEDULE, in a format acceptable to Lender, covering all Contracts;

6. Exhibit F is a MASTER CONTRACT PAYMENT LETTER executed by Borrower on Borrower's letterhead;

7. Exhibit G are copies of any CURRENT FINANCIAL STATEMENTS OF THE END-USERS which Lender has previously requested Borrower to furnish.

I, PHILLIP G. NORTON, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT of MLC GROUP, INC., a Virginia corporation, hereby do certify pursuant to Article II of the Agreement that (i) no Event of Default now exists or will be created, and, to the best of my knowledge after due inquiry, no Incipient Default exists or will be created if the Advance being requested of Lender of even date herewith, is made, and (ii) all Representations and Warranties set forth in
Article V of the Agreement are true and correct in all material respects with respect to the requested Advance and to the Contracts and Equipment subject thereto.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________________, 19___.

MLC GROUP, INC.


By:
    -----------------------------------
Its:
    -----------------------------------



                            NO SIGNATURE REQUIRED

                                   EXHIBIT F

                        Form of Contract Payment Letter

                    [TO BE PLACED ON LETTERHEAD OF BORROWER]

                    NOTICE AND ACKNOWLEDGMENT OF ASSIGNMENT


                    , 19
--------------------    ----

To:   The Customer shown on the attached Exhibit "A" ("Customer")

Re: The Installment Sale Contract, Conditional Sale Contract or Lease ("Contract") referenced on Exhibit "A" attached hereto, between MLC GROUP, INC. ("MLC") and Customer, and the equipment which is the subject of such Contract ("Equipment").

MLC HEREBY GIVES NOTICE TO YOU THAT IT HAS ASSIGNED THE CONTRACT FOR FINANCING PURPOSES TO HELLER FINANCIAL, INC. ("HELLER").

In connection with the aforesaid assignment, MLC hereby directs you to make all further payments of obligations payable under the Contract to Heller at the following address:

                   -------------------------
                   -------------------------
                   -------------------------

or at such other address as Heller from time to time may notify you, beginning with the payment in the amount of $____________ due on _________________, 19___, and monthly thereafter (for a total of ________________ payments, unless otherwise advised by Heller). MLC AGREES THAT PAYMENT TO HELLER WILL RELIEVE YOU OF YOUR OBLIGATION TO MAKE SUCH PAYMENTS TO MLC PURSUANT TO THE CONTRACT, AND ALL SUCH PAYMENTS MUST BE MADE TO HELLER UNTIL HELLER ADVISES YOU OTHERWISE.

All notices and other correspondence to Heller (other than payments) shall be addressed to it at One TransAm Plaza Drive, Suite 222, Attention: Vendor Finance Division, or to such other address as Heller may notify Customer from time to time.

You hereby acknowledge that:

      A. (i) the Contract is in full force and effect and you are not in default thereunder, (ii) all of the Equipment is in your possession and has been unconditionally accepted by you, (iii) as of the date of this Notice and Acknowledgment, you have made no prior assignment, pledge or other encumbrance of the Contract, the Equipment, or any related documents, (iv) you are not in possession of the original or counterpart original Contract or any documents related thereto, except for one duplicate original of such Contract, which is so marked;

      B. That your obligation to make all payments as set forth in the Contracts is unconditional and that you will make all such payments to Heller directly;

      C. That you promise to settle all claims against MLC directly with MLC and hereby waive as to Heller all counterclaims, rights of set-off and defenses you may have against MLC;

      D. That you will not, unless it is an existing right under the Contract, (i) prepay monies owing under the Contract, (ii) modify or amend the Contract, (iii) assign or sublet your rights under the Contract or in the Equipment, or (iv) return the Equipment to MLC; however all of the foregoing shall be with prior notice to Heller, and

      E. That any notice which you are required to give MLC under the Contract shall be sent with a copy addressed to Heller.

THE ASSIGNMENT REFERRED TO HEREIN SHALL BE DEEMED NOT TO RELIEVE MLC FROM ANY OF ITS OBLIGATIONS UNDER THE CONTRACT.

Please indicate your acknowledgment of the foregoing by having an authorized officer execute the acknowledgment below and returning an executed copy of this letter to Heller. The parties hereto agree that this Acknowledgment may be executed in counterparts.

YOU MAY RELY UPON A PHOTOCOPY OF THIS NOTIFICATION IN LIEU OF THE ORIGINAL.

                                            MLC GROUP, INC.


                                            By:
                                                ------------------------------
                                            Its:
                                                ------------------------------

Acknowledged this _____ day of___________, 19____.

                                                   Receipt Acknowledged:

                                                   HELLER FINANCIAL, INC.
      (Customer)

By:                                                By:
    ---------------------                              -----------------------
Title:                                             Title:
       ------------------                                 --------------------



                            NO SIGNATURE REQUIRED

                                   EXHIBIT G

                        Form of Facility Promissory Note

                                 FACILITY NOTE

***AMOUNT OF ADVANCE***                                  ***DATE OF ADVANCE***
Chicago, Illinois

For Value Received, MLC GROUP, INC., a Virginia corporation ("Borrower"), promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), the principal sum of ***AMOUNT OF TERM ADVANCE*** plus interest thereon at a fixed per annum rate equal to ***TERM ADVANCE INTEREST RATE*** and any other charges applicable thereto, all as set forth more fully in that certain Loan and Security Agreement dated of even date herewith and executed by and between Borrower and Lender (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in such Agreement, the applicable provisions of which are incorporated herein by this reference.

The Advance evidenced by this Note shall bear interest at the rate denoted above and as provided in the Agreement, and shall be payable in accordance with the applicable Amortization Schedule attached hereto and incorporated herein, and included in the related Contract Funding Request. Each payment described on such Amortization Schedule represents payment of interest as well as principal. The principal balance of this Advance, or any portion thereof, shall or may be prepaid as described in the Agreement.

If any payment to be made pursuant to this Note becomes past due for a period in excess of ten (10) days, Borrower shall pay to Lender on demand any late charges or other payments which Lender is entitled to receive from Borrower pursuant to the provisions of Article II of the Agreement.

At the election of the holder hereof, upon the occurrence of an Event of Default, the Facility, and all accrued and unpaid interest thereon, together with any other applicable charges, shall be and become immediately due and payable in full.

If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Borrower promises and agrees to pay all costs of collection, including actual court costs and reasonable attorneys' fees.

Borrower for itself and its successors and assigns hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of Borrower hereunder or any guarantor hereof.

Except for a breach by Borrower of any representations or warranties contained in the Loan Documents (for which Lender shall have full recourse to Borrower), recourse against Borrower shall be limited as more fully set forth in the Agreement. None of the rights or remedies of Lender or the holder hereunder or under the Agreement are to be deemed waived or affected by any failure to exercise same. All remedies conferred upon Lender or the holder of this Note, the Agreement or any other instrument or agreement to which the undersigned is a party or under which any or all of them is bound, shall be cumulative and not exclusive, and such remedies may be exercised concurrently or consecutively at Lender's or the holder's option.

THIS PROMISSORY NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS. BORROWER DOES HEREBY SUBMIT, AT LENDER'S ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A SITUS WITHIN THE COUNTY OF COOK AND THE STATE OF ILLINOIS WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE. BORROWER EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF BORROWER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF. BORROWER HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE COUNTY OF COOK, STATE OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER

COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PROMISSORY NOTE. THIS WAIVER IS INTENDED TO BE EFFECTIVE WITH RESPECT TO ALL DISPUTES WHICH ARISE OUT OF THE PROMISSORY NOTE, THE LOAN DOCUMENTS OR PERTAIN TO THE TRANSACTIONS CONTEMPLATED THEREBY. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SUCH WAIVER SET FORTH HEREIN SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PROMISSORY NOTE OR THE OTHER LOAN DOCUMENTS.

This Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of the successors and assigns of Lender.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

MLC GROUP, INC.


By:
    ------------------------------------
Title
       ---------------------------------


                            NO SIGNATURE REQUIRED

                                   EXHIBIT H

      Form of Secretary's Certificate re: Articles, Bylaws and Resolutions

                   SECRETARY'S CERTIFICATE -- MLC GROUP, INC.

The undersigned hereby certifies that he/she is the duly elected, qualified and acting Secretary of MLC GROUP, INC., a Virginia corporation (the "Company") and, pursuant to that certain Loan and Security Agreement dated as of January 31, 1997 (the "Agreement"), between the Company and Heller Financial, Inc., a Delaware corporation, hereby further certifies as follows:

(a) Attached hereto as Exhibit A is a complete and correct copy of the Company's Certificate of Incorporation certified by the Secretary of State of Virginia as true, complete and correct as of _____________________, 19___, and no action for any amendment to such certificate has been taken since that date or is pending, except as set forth in such Exhibit A;

(b) Attached hereto as Exhibit B is a complete and correct copy of resolutions to enter into the Agreement and related documents, duly adopted by unanimous written consent of the directors of the Company, in accordance with Section ________ of the Virginia Corporation Law, which resolutions have not been amended, modified or rescinded since the date of adoption thereof and are in full force and effect on the date hereof;

(c) Set forth below are the names and titles of the duly elected, qualified and acting officers of the Company, each such person holds the office set forth opposite his or her name, and the signatures appearing opposite the respective names of those officers who are executing any of the Loan Documents (as defined in the Agreement) on behalf of the Company are genuine signatures of such officers:



            --------------------                   --------------------------
                                                   President

            --------------------                   --------------------------
                                                   Vice President

            --------------------                   --------------------------
                                                   Secretary

(d) Each such officer who signs or has signed the Agreement or any other documents delivered pursuant to the Agreement is or has been duly authorized and empowered to do so in the name and on behalf of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Secretary's Certificate this ___ day of ____________, 19___.

                      -----------------------------------

The undersigned hereby certifies that ___ is the duly elected, qualified and acting President of the Company, and hereby further certifies that ______________________ is the duly elected, qualified and acting Secretary of the Company, and that the above signature is h___ genuine signature.


                      -----------------------------------

                                   EXHIBIT I

                     Form of Opinion of Borrower's Counsel


Heller Financial, Inc.
One Trans Am Plaza Drive
Suite 222
Oakbrook Terrace, Illinois 60181

We have acted as counsel to MLC GROUP, INC. (the "Company"), in connection with the preparation of that certain Loan and Security Agreement (the "Agreement") and supporting documents dated as of January 31, 1997 by and between the Company and you, which documents together with the Agreement shall be referred to herein collectively as the "Transaction Documents") and have participated in the Company's behalf in connection with your loan to the Company ("Transaction"). This Opinion Letter is provided to you at the request of the Company pursuant to Section 4.1.4 of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord (as defined below) unless the context requires otherwise. In case of an inconsistency between terms defined in both, the definitions in the Agreement shall govern.

For purposes of this Opinion Letter, we have examined, among other things, the following documents:

      [LIST DOCUMENTS REVIEWED]

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal Law of the United States and the Law of the State of Virginia.

As to various matters of fact relevant to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties contained in Sections 5.3, 5.4 and 5.7 of the Agreement.

In issuing this Opinion Letter, we have assumed, without independent investigation on our part, that (i) you have duly executed and delivered all Transaction Documents and other documents required by you in connection with the making and Closing of the Facility in accordance with the Agreement, excepting only such documents as did not require your execution, which documents you have duly accepted; and (ii) the descriptions of Collateral set forth in the Transaction Documents are accurate and complete.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1. The Transaction Documents are enforceable against the Company in accordance with their respective terms.

2. Execution and delivery by the Company of, and performance of its agreements in, the Transaction Documents, do not (i) breach, or result in a default under, any existing obligation of the Company under contracts pertaining to the borrowing of money by the Company or guaranties by the Company of third-party debt, the breach or default of which would result in a material adverse impact on the Company's ability to consummate the Transaction or to perform any of its obligations under the Transaction Documents, (ii) breach or otherwise violate any existing obligation of the Company under any Court Order, or (iii) result in the creation or imposition of any lien on the Property of the Company, except the Permitted Liens.

3. Execution and delivery by the Company of, and performance by the Company of its agreements in, the Transaction Documents do not violate applicable provisions of statutory law or regulation.

4.    The Agreement creates a valid security interest in the Collateral.

5. We hereby confirm to you that there are no actions or proceedings against the Company, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which (i) seek to affect the enforceability of the Agreement, or (ii) except as disclosed in Schedule 5.7 to the Agreement, would, if determined adversely to the Company, have a material adverse impact on the Company's ability to perform any of its obligations under the Transaction Documents.

The General Qualifications apply to the opinions set forth in paragraphs 3 and 4 above as well as to the opinion set forth in paragraph 1 above.

This Opinion Letter may be relied on by you only in connection with the Transaction and may not be used or relied on by you or any other person for any other purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

Very truly yours,



                            NO SIGNATURE REQUIRED

                                   EXHIBIT J

                     Form of Lockbox Compliance Certificate

        LOCKBOX COMPLIANCE CERTIFICATE FOR THE MONTH OF
                                                        ---------------

(A): TOTAL DOLLAR AMOUNT OF ALL CHECKS RECEIVED IN OUR LOCKBOX ON LOANS/LEASES ASSIGNED TO HELLER FINANCIAL, INC. ____________________.(2)

(B): TOTAL DOLLAR AMOUNT OF ALL PAYMENTS RECEIVED ON LOANS/LEASES ASSIGNED TO HELLER FINANCIAL, INC. _________________________________.

(C)   TOTAL DOLLAR AMOUNT DUE HELLER


LOCKBOX COMPLIANCE RATIO (A DIVIDED BY B) ____________________.

LOCKBOX COVERAGE (A DIVIDED BY C) ____________________________


I, Phillip G. Norton, CHB, CEO and President of MLC Group, Inc., hereby certify, after due inquiry having been made, that the information contained in this Certificate is true and correct.


--------------------------------





-------------------------

      (2) NOTE: This amount should only include checks forwarded directly by the End-user to the Lockbox. It should not include checks forwarded to Borrower and subsequently forwarded to the Lockbox.

                                   EXHIBIT K

                           Form of Portfolio Download

Borrower should deliver all of the information below on a 3.5 inch diskette compatible with a DOS/Windows operating system. The information should appear in either an ASCII format with fields separated by commas (,) and records separated by carriage returns (new lines) or an Excel spreadsheet with field names running horizontally across the top of the spreadsheet.

Lease number
Schedule number
Lessee name
Lessee street address
Lessee city
Lessee state
Lessee zip
Phone number
Original equipment cost
Remaining gross receivable
Remaining principal balance
Monthly payment amount (separate fields for payment amount and tax amounts; as many payment fields with corresponding term fields to accommodate step payments)
Tax status (exempt or not)
Advance or arrears
Frequency (monthly, quarterly)
Original term
Remaining term
End of term option (booked residual, $1, FMV)
Funding source code (Heller, Lender A,B,C)
Equipment
Equipment street address
Equipment city
Equipment state
Equipment zip
Start date
Property tax (lessee files/pays or Heller does)
Company contact
Delinquency status





                                     xviii

                                   EXHIBIT L

                       Form of Monthly Delinquency Report

--------------------------------------------------------------------------------------------------------------------------
                                                                              AMOUNT OF PAST DUE PAYMENTS
--------------------------------------------------------------------------------------------------------------------------
END-USER      LEASE #      GROSS      END-USER      DAYS      LESS THAN      30-59       60-89       90-119       120+
NAME                      RECVBLES      GROSS     PAST DUE        30
                                       RECVBLES
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
ABC Co.             111     100,000                        2     100,000
Inc.
--------------------------------------------------------------------------------------------------------------------------
                    112     200,000                       95                                          200,000
--------------------------------------------------------------------------------------------------------------------------
                    113     350,000                       45                 350,000
--------------------------------------------------------------------------------------------------------------------------
                                         650,000
--------------------------------------------------------------------------------------------------------------------------
XYZ, Inc.           211     150,000                       65                              150,000
--------------------------------------------------------------------------------------------------------------------------
                    212     250,000                      125                                                      250,000
--------------------------------------------------------------------------------------------------------------------------
                                         400,000
--------------------------------------------------------------------------------------------------------------------------

--------------------------=========--===========--------------==========---=========---==========---=========---==========
                          1,050,000    1,050,000                 100,000     350,000      150,000     200,000     250,000
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                        Total Delinquency equals the aggregate
                                        of all 30+ (i.e. 950,000)

                                        Aggregate Portfolio Outstandings equals
                                        the total of all Gross Receivables
                                        (i.e. 1,050,000)

                                        SUMMARY/TOTAL INFORMATION TO BE
                                        PROVIDED WHEREVER POSSIBLE (I.E. BY
                                        END-USER OR BORROWER



I, Phillip G. Norton, CHB, CEO and President of MLC Group, Inc., hereby certify, after due inquiry having been made, that the information contained in this Certificate is true and correct.


----------------------------

                                   EXHIBIT M

                          Form of Continuing Guaranty

                            GUARANTY BY CORPORATION

TO: HELLER FINANCIAL, INC.

Date: January 31, 1997

Ladies and Gentlemen:

MLC GROUP, INC., a corporation organized under the laws of the state of Virginia (herein called "Debtor") is (a) engaged in business as a wholly owned subsidiary/corporate affiliate of the undersigned, and/or (b) engaged in selling, marketing, using, or otherwise dealing in merchandise, supplies, products, equipment or other articles supplied to it by the undersigned. Because of our inter-corporate or business relations, it will be to our direct interest and advantage to assist the Debtor to procure funds, credit or other financial assistance from you in order to further its business and sales.

Accordingly, in order to induce you to finance various Contracts by and between the Debtor and various End-Users (either according to that certain Loan and Security Agreement dated as of January 31, 1997 ("Agreement") or according to any present or future agreements or according to any changes in any such agreements or on any other terms and arrangements from time to time agreed upon with the Debtor, the undersigned hereby consenting to and waiving notice of any and all such agreements, terms and arrangements and changes thereof), without obligating you to do any of the foregoing, we, the undersigned, for value received, do hereby unconditionally guarantee to you and your assigns the prompt, full and faithful performance and discharge by the Debtor of all of Borrower's Obligations as defined under the Agreement, and of all of the terms, conditions, agreements, representations, warranties, guaranties and provisions on the part of the Debtor contained in the Agreement, or in any such agreement or arrangement or in any modification or addenda thereto or substitution thereof, or contained in any schedule or other instrument heretofore or hereafter given by or on behalf of said Debtor in connection therewith, or contained in any other agreements, undertakings or obligations of the Debtor with or to you, of any kind or nature, and we also hereby agree on demand to reimburse you and you assigns for all expenses, collection charges, court costs and attorney's fees incurred in endeavoring to collect or enforce any of the foregoing against the Debtor and/or undersigned or any other person or concern liable thereon; for all of which, with interest at the highest lawful contract rate after due until paid, we hereby agree to be directly, unconditionally and primarily liable jointly and severally with the Debtor.

Notice of acceptance of this guaranty, the giving or extension of credit to the Debtor, and presentment, demand, notices of default, non-payment or partial payments and protest, notice of protest and all other notices or formalities to which the Debtor might otherwise be entitled, prosecution of collection or remedies against the Debtor or against the makers, endorsers, or other person liable thereon or against any security or collateral thereto appertaining, are hereby waived. The undersigned also waives notice of any consents to the granting of indulgences or extensions of time payment, the taking and releasing of security in respect of any said agreements, obligations, indebtedness or liabilities so guaranteed hereunder, or your accepting partial payments thereon or your settling, compromising or compounding any of the same in such manner and at such times as you may deem advisable, without in any way impairing or affecting our liability for the full amount thereof; and you shall not be required to prosecute collection, enforcement or other remedies against the Debtor or against any person liable on any said agreements, obligations, indebtedness or liabilities so guaranteed, or to enforce or resort to any security liens, collateral or other rights or remedies thereto appertaining, before calling on us for payment; nor shall our liability in any way be released or affected by reason of any failure or delay on your part so to do.

This guaranty is absolute, unconditional and continuing and payment of the sums for which the undersigned become liable shall be made to you at your office from time to time on demand as the same become or are declared due, notwithstanding that you hold reserves, credits, collateral or security against which you may be entitled to resort for payment, and one or more and successive or concurrent actions may be brought hereon against the undersigned, either in the same action in which the Debtor is sued or in separate actions, as often as deemed advisable. We expressly waive and bar ourselves from any right to set-off, recoup or counterclaim any claim or demand against said Debtor, or against any other person or concern liable thereon, and, as further security to you, any and all debts or liabilities now or hereafter owing to us by the Debtor or by such other person or concern are hereby subordinated to your claims and are hereby assigned to you.

In case bankruptcy or insolvency proceedings, or proceedings for reorganization, or for the appointment of a receiver, trustee or custodian for us or the Debtor or over our or its property or any substantial portion thereof, be instituted by or against either us or the Debtor, or if we or the Debtor become insolvent or make an assignment for the benefit of creditors, or attempt to effect a composition with creditors, or encumber or dispose of all or a substantial portion of our or its property, or if we or the Debtor default in the payment or repurchase of any of such indebtedness as the same falls due, or fail promptly to make good any default in respect of any undertakings, then the liability of the undersigned hereunder shall at your option and without notice become immediately fixed and be enforceable for the full amount thereof, whether then due or not, the same as though all said debts and liabilities had become past due.

This guaranty shall inure to the benefit of yourself, your successors and assigns. It shall be binding on the undersigned, its successors and assigns, and shall continue in full force and effect until notice of termination is given and received as hereinbefore provided and all of said indebtedness, liabilities or obligations created or assumed as fully paid.

THIS GUARANTY SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS. WE DO HEREBY SUBMIT, AT YOUR ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A SITUS WITHIN THE COUNTY OF COOK AND THE STATE OF ILLINOIS WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY. WE EXPRESSLY WAIVE PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO OUR LAST KNOWN ADDRESS, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF. WE HEREBY IRREVOCABLY WAIVE ANY CLAIM THAT THE COUNTY OF COOK, STATE OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT WE MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET

FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY YOU OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY YOU TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

WE HEREBY WAIVE OUR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. WE ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF YOU. THIS WAIVER IS INTENDED TO BE EFFECTIVE WITH RESPECT TO ALL DISPUTES WHICH ARISE OUT OF THIS GUARANTY OR PERTAIN TO THE TRANSACTIONS CONTEMPLATED THEREBY. WE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT YOU ALREADY HAVE RELIED ON SUCH WAIVER IN ENTERING INTO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THAT YOU WILL CONTINUE TO RELY ON SUCH WAIVER IN YOUR RELATED FUTURE DEALINGS WITH US AND THE DEBTOR. WE FURTHER WARRANT AND REPRESENT THAT WE KNOWINGLY AND VOLUNTARILY HAVE WAIVED OUR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SUCH WAIVER SET FORTH HEREIN SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE LOAN AND SECURITY AGREEMENT BETWEEN YOU AND DEBTOR, OR THE OTHER LOAN DOCUMENTS PERTAINING THERETO. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

ATTEST:                                            MLC HOLDINGS, INC.


                                                   By:
-----------------------------------                   -----------------------
Secretary                                          Title:
 (AFFIX CORPORATE SEAL HERE)                             --------------------


                                 CERTIFICATION

___________________________________________, do hereby certify that I am the duly elected and qualified Secretary of MLC HOLDINGS, INC., the Guarantor named in the foregoing Guaranty; that at a (special) (regular) meeting of the Board of Directors of said Corporation held on ____________________________________,
19____, at which meeting a quorum was present and acting throughout, the foregoing Guaranty was submitted to, and approved by, the Board of Directors of said Corporation, and that the officer that executed the Guaranty for and on behalf of the Corporation was so authorized by the Board of Directors of the Corporation.


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Corporation this ____ day of ________________, 19____.


----------------------------
Secretary
(Corporate Seal)



                            NO SIGNATURE REQUIRED

                                   EXHIBIT N

                            Form of Trust Agreement

                                TRUST AGREEMENT

This Trust Agreement is entered into as of January 31, 1997 between MLC GROUP, INC. ("Borrower"), a Virginia corporation, having its principal place of business at 11150 Sunset Hills Road, Suite 110, Reston, Virginia 20190, and HELLER FINANCIAL, INC., a Delaware corporation ("Heller"). All capitalized terms not otherwise defined hereunder shall have the meanings ascribed to such terms in that certain Loan and Security Agreement dated as of January 31, 1997 (the "Loan Agreement") by and between Borrower and Lender.

WHEREAS, the Loan Agreement and supplementary documentation (including, but not limited to the Request for Facility Advance and the Assignment of Contracts and Liens) contemplate, among other requirements, that (i) Borrower shall deliver to Lender the original Facility Contracts; and (ii) Borrower shall not exercise any dominion or control over the Facility Contracts; and

WHEREAS, the Facility Contracts may consist of equipment lease schedules ("Schedules") that incorporate all of the terms and conditions of a related master lease agreement (each such master lease agreement, together with all attachments, amendments and supplements thereto, being hereinafter referred to as "Master Lease Agreement"); and

WHEREAS, Schedules executed under a Master Lease Agreement may be separately assigned to various financing institutions in addition to Lender, which raises an issue as to the possession of the original Master Lease Agreement and the perfection of Lender's security interests therein; and

WHEREAS, Lender is amenable to the assignment of other Schedules to various lenders, provided that Borrower holds each and every original Master Lease Agreement relating to Facility Contracts in trust for Lender, under the terms and provisions hereof, as it relates to Facility Contracts (the "Original Master Lease Agreements").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Borrower warrants, represents and covenants that it shall retain physical possession and control of each Master Lease Agreement relating to Facility Contracts in trust for the benefit of Lender.

2. Borrower warrants, represents and covenants that it shall store and safeguard all Original Master Lease Agreements and shall use its best efforts, at all times, to protect all Original Master Lease Agreements from fire, theft, water and smoke damage, mutilation, alteration and destruction.

3. Borrower may from time to time enter into Schedule(s) to any Original Master Lease Agreement with the End-user thereunder (hereinafter referred to as the "Schedule(s)") without the expressed prior written consent of Lender. Borrower may sell, assign, pledge or hypothecate said Schedule(s), or the stream of rental payments therefrom, to parties other than Lender. It is expressly understood and agreed by Lender and Borrower that the interest, if any, that the other parties may have in any Original Master Lease Agreement, by virtue of their interest in the Schedule(s), shall be pari passu with the interests of Lender in such Original Master Lease Agreement. Lender's interest in the Schedule(s) assigned to it shall be and remain superior in right to (i) the interests of Borrower, if any, in those Schedules and (ii) to the interests of all other parties in the Original Master Lease Agreement or in Schedules not financed by Lender.

4. Borrower warrants, represents and covenants that it will surrender and deliver to Lender, upon the demand of Lender, any Original Master Lease Agreement in the event of a default by the End-user thereunder, for such time as is required to establish Lender's interest in the Schedules to such Original Master Lease Agreement assigned to or financed by Lender. Borrower will advise Lender prior to the surrender and delivery of any Original Master Lease Agreement to any other party in the event of a default of the End-user on a Schedule(s) related thereto held by any other party.

5. Borrower agrees, and by these presents does hereby agree, to indemnify and hold harmless Lender for any loss, cost, expense or damage incurred by Lender due to, or arising from, Borrower's retention and possession of the Original

         Master Lease Agreement, including, but not limited to, reasonable attorney fees and court costs incurred by Lender in enforcing this Trust Agreement or its rights under any Original Master Lease Agreement.

6. Lender may, with reasonable prior notice to Borrower and during the normal business hours of Borrower, inspect any or all Original Master Lease Agreements relating to Schedules assigned to or financed by Lender.

7. This Trust Agreement shall be and remain in full force and effect so long as Lender holds an interest in any Original Master Lease Agreement or any Schedule(s) related thereto and shall be automatically reinstated in the event that Lender acquires an interest in any Schedule(s) to any Original Master Lease Agreement in the future.

8. The Loan Agreement is hereby amended as required to incorporate this Trust Agreement into its ordinary terms and conditions. No other change to the Loan Agreement shall be deemed to occur by virtue of this Trust Agreement.

9. This Trust Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors, assigns, heirs and personal and legal representatives.

This Trust Agreement having been executed on the date and year first above written by duly authorized representatives of the respective parties.

HELLER FINANCIAL , INC.                            MLC GROUP, INC.


By:                                                By:
   ---------------------------                        ----------------------
Title:                                             Title:
      ------------------------                           -------------------



                            NO SIGNATURE REQUIRED

                                     xxiii

                                 SCHEDULE 4.1.2

                      Certified Copy of Forms of Contract

                                  SCHEDULE 5.6

           List of Borrower Financial Statements Delivered to Lender

                                  SCHEDULE 5.7

                       Description of Material Litigation

               TO BE PROVIDED BY BORROWER AND BORROWER'S COUNSEL

                              SUMMARY OF CONTENTS

ARTICLE I

   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
   -----------

ARTICLE II

   FACILITY AND PAYMENT/PREPAYMENT TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
   --------------------------------------
   2.1 The Term Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
       -----------------
   2.2 Termination of Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
       -----------------------
   2.3 Interest Rate, Computation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
       --------------------------
   2.4 Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
       --------
   2.5 Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
       ----------
       2.5.1 Voluntary Prepayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
             --------------------
       2.5.2 Mandatory Prepayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
             --------------------
             2.5.2.1    Termination of Contract due to End-User Buyout  . . . . . . . . . . . . . . . . . . . . . . .     6
                        ----------------------------------------------
             2.5.2.2    Casualty    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                        --------
             2.5.2.3    Contract Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                        -------------------------
             2.5.2.4    Early Termination without End-User Buyout . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                        -----------------------------------------
             2.5.2.5    Upgrades and Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                        ----------------------
   2.6 Late Charges; Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
       --------------------------
   2.7 Payment after Borrower Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
       ---------------------------------------
   2.8 Maximum Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
       ----------------
   2.9 Method of Payment; Good Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
       -----------------------------

ARTICLE III

   NOTES; SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
   ------------------------
   3.1 Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
       -----
   3.2 Grant of Security Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
       --------------------------
   3.3 Substitution of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
       -------------------------

ARTICLE IV

   CONDITIONS OF CLOSING; ADVANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
   -------------------------------
   4.1 Conditions of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
       ---------------------
       4.1.1 Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             ------------------------------
       4.1.2 Delivery   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             --------
       4.1.3 Security Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             ------------------
       4.1.4 Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             ------------------
       4.1.5 Performance; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             -----------------------
       4.1.6 Approval of Loan Documents and Security Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             -------------------------------------------------
       4.1.7 Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             -----------------------
   4.2 Procedures for and Conditions to Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
       -----------------------------------------
       4.2.1 DISCRETIONARY BORROWING/LENDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             -------------------------------
       4.2.2 Procedure for Advance(s)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
             ------------------------
       4.2.3 Conditions of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
             ----------------------
             4.2.3.1 Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                     ------------------------------
             4.2.3.2 Delivery of Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                     ---------------------
             4.2.3.3 Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                     ------------------
             4.2.3.4 Additional Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                     ---------------------

ARTICLE V

     REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     ------------------------------

ARTICLE VI

     AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
     ---------------------

ARTICLE VII

     NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
     ------------------

ARTICLE VIII

     BORROWER AND CONTRACT EVENTS OF DEFAULT -- DEFINITIONS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . .    18
     -------------------------------------------------------------------
     8.1     Borrower Events of Default -- Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
             ----------------------------------------
     8.2     Borrower Events of Default -- Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
             --------------------------------------
     8.3     Contract Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
             --------------------------
             8.3.1   Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                     ----------
             8.3.2   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                     ------------
             8.3.3   Contract Event of Default -- Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
                     -------------------------------------
     8.4     Limitation on Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
             ----------------------
     8.5     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
             -----------------
     8.6     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
             --------
     8.7     Application of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
             --------------------

ARTICLE IX

     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
     -------------
     9.1     Rights, Remedies and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
             ---------------------------
     9.2     Modifications, Waivers and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
             -----------------------------------
     9.3     Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
             --------------
     9.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
             ------------
     9.5     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
             --------
     9.6     Attorneys' Fees and Other Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
             ----------------------------------
     9.7     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
             ---------
     9.8     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
             --------------
     9.9     Assignments; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
             ---------------------------
     9.10    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
             ------------------
     9.11    GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . .    24
             -------------------------------------------------------------
     9.12    WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
             --------------------